                                                              EXHIBIT (a)(1)(ii)

                                   VAN KAMPEN
                            PRIME RATE INCOME TRUST

                          OFFER TO PURCHASE 53,144,363
                  OF ITS ISSUED AND OUTSTANDING COMMON SHARES
                      AT NET ASSET VALUE PER COMMON SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT EASTERN STANDARD TIME ON OCTOBER 16, 1998, UNLESS THE OFFER IS EXTENDED. TO ENSURE PROCESSING OF YOUR REQUEST, A LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE OF IT (TOGETHER WITH ANY CERTIFICATES FOR COMMON SHARES AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY (AS DEFINED BELOW) ON OR BEFORE OCTOBER 16, 1998.

To the Holders of Common Shares of
VAN KAMPEN PRIME RATE INCOME TRUST:

     Van Kampen Prime Rate Income Trust, a non-diversified, closed-end management investment company organized as a Massachusetts business trust (the "Trust"), is offering to purchase up to 53,144,363 of its common shares of beneficial interest, with par value of $0.01 per share ("Common Shares"), at a price (the "Purchase Price") equal to their net asset value ("NAV") determined as of 5:00 P.M. Eastern Standard time on the Expiration Date (as defined herein), upon the terms and conditions set forth in this Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"). The Offer is scheduled to terminate as of 12:00 Midnight Eastern Standard time on October 16, 1998, unless extended. An Early Withdrawal Charge (as defined in
Section 3) will be imposed on most Common Shares accepted for payment that have been held for less than five years. The Common Shares are not currently traded on an established trading market. The NAV on September 11, 1998 was $9.93 per Common Share. You can obtain current NAV quotations from Van Kampen Funds Inc. ("VK") by calling (800) 421-5666 between the hours of 7:00 A.M. and 7:00 P.M. Central Standard time, Monday through Friday, except holidays. See Section 9.

     If more than 53,144,363 Common Shares are duly tendered prior to the expiration of the Offer, the Trust presently intends to, subject to the condition that there have been no changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and the other conditions set forth in Section 6, but is under no obligation to, extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 53,144,363 Common Shares (or such greater number of Common Shares sought) on a pro rata basis.

           THIS OFFER IS BEING MADE TO ALL SHAREHOLDERS OF THE TRUST
                 AND IS NOT CONDITIONED UPON ANY MINIMUM NUMBER
                        OF COMMON SHARES BEING TENDERED.

          THIS OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE SECTION 6.

                                                                 36 PRT006-09/98

                                   IMPORTANT

     If you desire to tender all or any portion of your Common Shares, you should either (1) complete and sign the Letter of Transmittal and mail or deliver it along with any Common Share certificate(s) and any other required documents to Van Kampen Investor Services Inc. (the "Depositary") or (2) request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Common Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact such broker, dealer, commercial bank, trust company or other nominee if you desire to tender your Common Shares.

     NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE TRUST AS TO WHETHER SHAREHOLDERS SHOULD TENDER COMMON SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST.

     Questions and requests for assistance may be directed to VK at the address and telephone number set forth below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal should be directed to VK.

September 18, 1998                 VAN KAMPEN PRIME RATE INCOME TRUST

Van Kampen Funds Inc.              Depositary: Van Kampen Investor Services Inc.
One Parkview Plaza                 By Mail, Hand Delivery or Courier:
Oakbrook Terrace, IL 60181         7501 Tiffany Springs Parkway
(800) 421-5666                     Kansas City, MO 64153
                                   Attn: Van Kampen
                                         Prime Rate Income Trust

                               TABLE OF CONTENTS

SECTION                                                                 PAGE
-------                                                                 ----
   1.     Price; Number of Common Shares..............................     4
   2.     Procedure for Tendering Common Shares.......................     4
   3.     Early Withdrawal Charge.....................................     6
   4.     Withdrawal Rights...........................................     7
   5.     Payment for Shares..........................................     8
   6.     Certain Conditions of the Offer.............................     8
   7.     Purpose of the Offer........................................     9
   8.     Plans or Proposals of the Trust.............................     9
   9.     Price Range of Common Shares; Dividends.....................    10
  10.     Interest of Trustees and Executive Officers; Transactions
          and Arrangements Concerning the Common Shares...............    10
  11.     Certain Effects of the Offer................................    11
  12.     Source and Amount of Funds..................................    11
  13.     Certain Information about the Trust.........................    13
  14.     Additional Information......................................    13
  15.     Certain Federal Income Tax Consequences.....................    14
  16.     Extension of Tender Period; Termination; Amendments.........    14
  17.     Miscellaneous...............................................    15

EXHIBIT A: Financial Statements
          Unaudited Financial Statements for the semi-annual period
          ended January 31, 1998......................................   A-1
          Audited Financial Statements for the year ended July 31,
          1997........................................................  A-29

     1. PRICE; NUMBER OF COMMON SHARES. The Trust will, upon the terms and subject to the conditions of the Offer, accept for payment (and thereby purchase) 53,144,363 or such lesser number of its issued and outstanding Common Shares which are properly tendered (and not withdrawn in accordance with Section
4) prior to 12:00 Midnight Eastern Standard time on October 16, 1998 (such time and date being hereinafter called the "Initial Expiration Date"). The Trust reserves the right to extend the Offer. See Section 16. The later of the Initial Expiration Date or the latest time and date to which the Offer is extended is hereinafter called the "Expiration Date." The Purchase Price of the Common Shares will be their NAV determined as of 5:00 P.M. Eastern Standard time on the Expiration Date. The NAV on September 11, 1998 was $9.93 per Common Share. You can obtain current NAV quotations from VK by calling (800) 421-5666 between the hours of 7:00 A.M. and 7:00 P.M. Central Standard time, Monday through Friday, except holidays. Shareholders tendering Common Shares remain entitled to receive dividends declared on such shares up to the settlement date of the Offer. See
Section 9. The Trust will not pay interest on the Purchase Price under any circumstances. An Early Withdrawal Charge will be imposed on most Common Shares accepted for payment that have been held for less than five years. See Section 3.

     The Offer is being made to all shareholders of the Trust and is not conditioned upon any minimum number of Common Shares being tendered. If the number of Common Shares properly tendered prior to the Expiration Date and not withdrawn is less than or equal to 53,144,363 Common Shares (or such greater number of Common Shares as the Trust may elect to purchase pursuant to the Offer), the Trust will, upon the terms and subject to the conditions of the Offer, purchase at NAV all Common Shares so tendered. If more than 53,144,363 Common Shares are duly tendered prior to the expiration of the Offer and not withdrawn, the Trust presently intends to, subject to the condition that there have been no changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and the other conditions set forth in Section 6, but is not obligated to, extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 53,144,363 Common Shares (or such greater number of Common Shares sought) on a pro rata basis.

     On September 11, 1998, there were approximately 759,205,189 Common Shares issued and outstanding and there were approximately 246,222 holders of record of Common Shares. The Trust has been advised that no trustees, officers or affiliates of the Trust intend to tender any Common Shares pursuant to the Offer.

     The Trust reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. See Section 16. There can be no assurance, however, that the Trust will exercise its right to extend the Offer. If the Trust decides, in its sole discretion, to increase (except for any increase not in excess of 2% of the outstanding Common Shares) or decrease the number of Common Shares being sought and, at the time that notice of such increase or decrease is first published, sent or given to holders of Common Shares in the manner specified below, the Offer is scheduled to expire at any time earlier than the tenth business day from the date that such notice is first so published, sent or given, the Offer will be extended at least until the end of such ten business day period.

     2. PROCEDURE FOR TENDERING COMMON SHARES.

     Proper Tender of Common Shares. Except as otherwise set forth under the heading "Procedures for Selling Group Members" below, for Common Shares to be properly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, any certificates for such Common Shares, and any other documents required by the Letter of Transmittal, must be received on or before the Expiration Date by the Depositary at its address set forth on page 2 of this Offer to Purchase.

     It is a violation of Section 14(e) of the Securities and Exchange Act of 1934 (the "Exchange Act"), and Rule 14e-4 promulgated thereunder, for a person to tender Common Shares in a partial tender offer for such person's own account unless at the time of tender and until such time as the securities are accepted for payment the person so tendering has a net long position equal to or greater than the amount tendered in (i) the Common Shares and will deliver or cause to be delivered such shares for purposes of tender to the

Trust prior to or on the Expiration Date, or (ii) an equivalent security and, upon the acceptance of his or her tender will acquire the Common Shares by conversion, exchange, or exercise of such equivalent security to the extent required by the terms of the Offer, and will deliver or cause to be delivered the Common Shares so acquired for the purpose of tender to the Trust prior to or on the Expiration Date.

     Section 14(e) and Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

     The acceptance of Common Shares by the Trust for payment will constitute a binding agreement between the tendering shareholder and the Trust upon the terms and subject to the conditions of the Offer, including the tendering shareholder's representation that (i) such shareholder has a net long position in the Common Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act and (ii) the tender of such Common Shares complies with Rule 14e-4.

     Signature Guarantees and Method of Delivery. Signatures on the Letter of Transmittal are not required to be guaranteed unless (1) the proceeds for the tendered Common Shares will amount to more than $50,000, (2) the Letter of Transmittal is signed by someone other than the registered holder of the Common Shares tendered therewith, or (3) payment for tendered Common Shares is to be sent to a payee other than the registered owner of such Common Shares and/or to an address other than the registered address of the registered owner of the Common Shares. In those instances, all signatures on the Letter of Transmittal must be guaranteed by a bank or trust company; a broker-dealer; a credit union; a national securities exchange, registered securities association or clearing agency; a savings and loan association; or a federal savings bank (an "Eligible Institution"). If Common Shares are registered in the name of a person or persons other than the signer of the Letter of Transmittal or (a) if payment is to be made to, (b) unpurchased Common Shares are to be registered in the name of or (c) any certificates for unpurchased Common Shares are to be returned to any person other than the registered owner, then the Letter of Transmittal and, if applicable, the tendered Common Share certificates must be endorsed or accompanied by appropriate authorizations, in either case signed exactly as such name or names appear on the registration of the Common Shares with the signatures on the certificates or authorizations guaranteed by an Eligible Institution. If signature is by attorney-in-fact, executor, administrator, Trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, other legal documents will be required. See Instructions 1 and 4 of the Letter of Transmittal.

     Payment for Common Shares tendered and accepted for payment pursuant to the Offer will be made only after receipt by the Depositary on or before the Expiration Date of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by the Letter of Transmittal. If your Common Shares are evidenced by certificates, those certificates must be received by the Depositary on or prior to the Expiration Date.

     THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING CERTIFICATES FOR COMMON SHARES, IS AT THE ELECTION AND RISK OF THE PARTY TENDERING COMMON SHARES. IF DOCUMENTS ARE SENT BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED.

     Procedures for Selling Group Members. If you are a selling group member, in order for you to tender any Common Shares pursuant to the Offer, you may place a confirmed wire order with VK. All confirmed wire orders used to tender Common Shares pursuant to this Offer must be placed on the Expiration Date only (wire orders placed on any other date will not be accepted by the Trust). Common Shares tendered by a wire order are deemed to be tendered when VK receives the order but subject to the condition subsequent that the settlement instructions, including (with respect to tendered Common Shares for which the selling group member is not the registered owner) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any other documents required by the Letter of Transmittal and any Common Share certificates, are received by the Depository within three New York Stock Exchange trading days after receipt by VK of such order.

     Determinations of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Trust, in its sole discretion, whose determination shall be final and binding. The Trust reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which may, in the opinion of the Trust's counsel, be unlawful. The Trust also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Common Share(s) or any particular shareholder, and the Trust's interpretations of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such times as the Trust shall determine. Tendered Common Shares will not be accepted for payment unless the defects or irregularities have been cured within such time or waived. Neither the Trust, VK, the Depositary nor any other person shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

     Federal Income Tax Withholding. To prevent backup federal income tax withholding equal to 31% of the gross payments made pursuant to the Offer, each shareholder who has not previously submitted a Form W-9 to the Trust or does not otherwise establish an exemption from such withholding must notify the Depositary of such shareholder's correct taxpayer identification number (or certify that such taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing the Form W-9 enclosed with the Letter of Transmittal. Foreign shareholders who are resident aliens and who have not previously submitted a Form W-9, or other foreign shareholders who have not previously submitted a Form W-8, to the Trust must do so in order to avoid backup withholding.

     The Depositary will withhold 30% of the gross payments payable to a foreign shareholder unless the Depositary determines that a reduced rate of withholding or an exemption from withholding is applicable. (Exemption from backup withholding does not exempt a foreign shareholder from the 30% withholding). For this purpose, a foreign shareholder, in general, is a shareholder that is not
(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of the source of such income or (iv) a trust the administration of which is subject to the primary jurisdiction of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. The Depositary will determine a shareholder's status as a foreign shareholder and eligibility for a reduced rate of, or an exemption from, withholding by reference to the shareholder's address and to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding unless facts and circumstances indicate that reliance is not warranted. A foreign shareholder who has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or exemption from, withholding for which such shareholder may be eligible should consider doing so in order to avoid over-withholding. A foreign shareholder may be eligible to obtain a refund of tax withheld if such shareholder meets one of the three tests for capital gain or loss treatment described in Section 15 or is otherwise able to establish that no tax or a reduced amount of tax was due.

     For a discussion of certain other federal income tax consequences to tendering shareholders, see Section 15.

     3. EARLY WITHDRAWAL CHARGE. The Depositary will impose an early withdrawal charge (the "Early Withdrawal Charge") on most Common Shares accepted for payment which have been held less than five years. The Early Withdrawal Charge will be imposed on a number of Common Shares accepted for payment from a record holder of Common Shares the value of which exceeds the aggregate value at the time the tendered Common Shares are accepted for payment of (a) all Common Shares owned by such holder that were purchased more than five years prior to such acceptance, (b) all Common Shares owned by such holder that were acquired through reinvestment of distributions, and (c) the increase, if any, of value of all other Common Shares owned by such holder (namely, those purchased within the five years preceding acceptance for payment) over the purchase price of such Common Shares. The Early Withdrawal Charge will be paid to VK on behalf of the holder of the Common Shares. In determining whether an Early Withdrawal Charge is payable, Common Shares accepted for payment pursuant to the Offer shall be deemed to be those Common

Shares purchased earliest by the Shareholder. Any Early Withdrawal Charge which is required to be imposed will be made in accordance with the following schedule.

                                                                EARLY
YEAR OF REPURCHASE                                            WITHDRAWAL
  AFTER PURCHASE                                                CHARGE
------------------                                            ----------
First.......................................................     3.0%
Second......................................................     2.5%
Third.......................................................     2.0%
Fourth......................................................     1.5%
Fifth.......................................................     1.0%
Sixth and following.........................................     0.0%

     The following example will illustrate the operation of the Early Withdrawal Charge. Assume that an investor purchases $10,000 worth of the Trust's Common Shares for cash and that 21 months later the value of the account has grown through the reinvestment of dividends and capital appreciation to $12,000. The investor then may submit for repurchase pursuant to a tender offer up to $2,000 worth of Common Shares without incurring an Early Withdrawal Charge. If the investor should submit for repurchase pursuant to a tender offer $5,000 worth of Common Shares, an Early Withdrawal Charge would be imposed on $3,000 worth of the Common Shares submitted. The charge would be imposed at the rate of 2.5% because it is in the second year after the purchase was made and the charge would be $75.

     Exchanges. Tendering shareholders may elect to have the Depositary invest the cash proceeds from the tender of Common Shares of the Trust in contingent deferred sales charge shares ("Class B Shares") of certain open-end investment companies advised by either Van Kampen Investment Advisory Corp. or Van Kampen Asset Management Inc. and distributed by VK ("VK Funds"). The Early Withdrawal Charge will be waived for Common Shares tendered pursuant to this election, however, such Class B Shares immediately become subject to a contingent deferred sales charge schedule equivalent to the Early Withdrawal Charge schedule of the Trust. Thus, shares of such VK Funds may be subject to a contingent deferred sales charge upon a subsequent redemption from the VK Funds. The purchase of shares of such VK Fund will be deemed to have occurred at the time of the purchase of the Common Shares of the Trust for calculating the applicable contingent deferred sales charge.

     The prospectus for each VK Fund describes its investment objectives and policies. Shareholders can obtain a prospectus without charge by calling 1-800-341-2911 and should consider these objectives and policies carefully before making the election described above. Each election to purchase Class B Shares must involve proceeds from Common Shares which have a net asset value of at least $500. A tender of Common Shares is a taxable event and may result in a taxable gain or loss for the shareholders.

     A shareholder may make the election described above by completing the appropriate section on the Letter of Transmittal or by giving proper instructions to the shareholder's broker or dealer. Although this election to purchase Class B Shares has been made available as a convenience to the Trust's shareholders, neither the Trust nor its Board of Trustees makes any recommendation as to whether shareholders should invest in shares of another VK Fund.

     4. WITHDRAWAL RIGHTS. Except as otherwise provided in this Section 4, tenders of Common Shares made pursuant to the Offer will be irrevocable. You may withdraw Common Shares tendered at any time prior to the Expiration Date and, if the Common Shares have not yet been accepted for payment by the Trust, at any time after 12:00 Midnight Eastern Standard time on November 16, 1998.

     To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depositary at the address set forth on page 2 of this Offer to Purchase. Any notice of withdrawal must specify the name of the person having tendered the Common Shares to be withdrawn, the number of Common Shares to be withdrawn, and, if certificates representing such Common Shares have been delivered or otherwise identified to the Depositary, the name of the registered holder(s) of such Common Shares as set forth in such certificates if different from the name of the person tendering the Common Shares. If certificates have been delivered to the Depositary, then, prior to the release of such certificates, you must also submit the certificate numbers shown on the particular certificates evidencing such Common Shares and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution.

     All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Trust in its sole discretion, whose determination shall be final and binding. None of the Trust, VK, the Depositary or any other person is or will be obligated to give any notice of any defects or irregularities in any notice of withdrawal, and none of them will incur any liability for failure to give any such notice. Common Shares properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Common Shares may be retendered by following the procedures described in Section 2 prior to the Expiration Date.

     5. PAYMENT FOR SHARES. For purposes of the Offer, the Trust will be deemed to have accepted for payment (and thereby purchased) Common Shares which are tendered and not withdrawn when, as and if it gives oral or written notice to the Depositary of its acceptance of such Common Shares for payment pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, the Trust will accept for payment (and thereby purchase) Common Shares properly tendered promptly after the Expiration Date.

     Payment for Common Shares purchased pursuant to the Offer will be made by depositing the aggregate purchase price therefor with the Depositary, which will act as agent for tendering shareholders for the purpose of receiving payment from the Trust and either transmitting payment directly to the tendering shareholders or, in the case of tendering shareholders electing to invest such proceeds in another VK Fund, transmitting payment directly to the transfer agent for purchase of Class B Shares of the designated VK Fund for the account of such shareholders. In all cases, payment for Common Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary, as required pursuant to the Offer, of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any certificates representing such Common Shares, if issued, and any other required documents. Certificates for Common Shares not purchased (see Sections 1 and 6), or for Common Shares not tendered included in certificates forwarded to the Depositary, will be returned promptly following the termination, expiration or withdrawal of the Offer, without expense to the tendering shareholder.

     The Trust will pay all transfer taxes, if any, payable on the transfer to it of Common Shares purchased pursuant to the Offer. If, however, payment of the purchase price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Common Shares are to be registered in the name of any person other than the registered holder, or if tendered certificates, if any, are registered or the Common Shares tendered are held in the name of any person other than the person signing the Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. Shareholders tendering Common Shares remain entitled to receive dividends declared on such shares up to the settlement date of the Offer. The Trust will not pay any interest on the Purchase Price under any circumstances. An Early Withdrawal Charge will be imposed on most Common Shares accepted for payment that have been held for less than five years. See
Section 3. In addition, if certain events occur, the Trust may not be obligated to purchase Common Shares pursuant to the Offer. See Section 6.

     ANY TENDERING SHAREHOLDER OR OTHER PAYEE WHO HAS NOT PREVIOUSLY SUBMITTED A COMPLETED AND SIGNED SUBSTITUTE FORM W-9 AND WHO FAILS TO COMPLETE FULLY AND SIGN THE SUBSTITUTE FORM W-9 ENCLOSED WITH THE LETTER OF TRANSMITTAL MAY BE SUBJECT TO REQUIRED FEDERAL INCOME TAX WITHHOLDING OF 31% OF THE GROSS PROCEEDS PAID TO SUCH SHAREHOLDER OR OTHER PAYEE PURSUANT TO THE OFFER. SEE SECTION 2.

     6. CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other provision of the Offer, the Trust shall not be required to accept for payment, purchase or pay for any Common Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, the purchase of and payment for Common Shares tendered, if at any time at or before the time of purchase of any such Common Shares, any of the following events shall have occurred (or shall have been determined by the Trust to have occurred) which, in the Trust's sole judgment in any such case and regardless of the circumstances (including any action or omission to act by the Trust), makes it inadvisable to proceed with the Offer or with such purchase or payment: (1) in the reasonable judgment of the Trustees, there is not sufficient liquidity of the assets of the Trust; (2) such transactions, if consummated, would (a) impair the Trust's status as a regulated investment company under the Internal Revenue Code (which would make the Trust a taxable entity, causing the Trust's taxable income to be taxed at the Trust level) or (b) result in a failure to comply with applicable asset coverage requirements; or (3) there is, in the Board of Trustees' reasonable judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Trust, (b) suspension of or limitation on prices for trading securities generally on any United States national securities exchange or in the over-the-counter market, (c) declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks in the United States, (d) limitation affecting the Trust or the issuers of its portfolio securities imposed by federal or state authorities on the extension of credit by lending institutions, (e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or (f) other event or condition which would have a material adverse effect on the Trust or the holders of its Common Shares if the tendered Common Shares are purchased.

     The foregoing conditions are for the Trust's sole benefit and may be asserted by the Trust regardless of the circumstances giving rise to any such condition (including any action or inaction by the Trust), and any such condition may be waived by the Trust in whole or in part, at any time and from time to time in its sole discretion. The Trust's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Trust concerning the events described in this Section 6 shall be final and shall be binding on all parties.

     If the Trust determines to terminate or amend the Offer or to postpone the acceptance for payment of or payment for Common Shares tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided in Section 16. Moreover, in the event any of the foregoing conditions are modified or waived in whole or in part at any time, the Trust will promptly make a public announcement of such waiver and may, depending on the materiality of the modification or waiver, extend the Offer period as provided in Section 16.

     7. PURPOSE OF THE OFFER. The Trust currently does not believe that an active secondary market for its Common Shares exists or is likely to develop. In recognition of the possibility that a secondary market may not develop for the Common Shares of the Trust, or, if such a market were to develop, the Common Shares might trade at a discount, the Trustees have determined that it would be in the best interest of its shareholders for the Trust to take action to attempt to provide liquidity to shareholders or to reduce or eliminate any future market value discount from NAV that might otherwise exist, respectively. To that end, the Trustees presently intend each quarter to consider making a tender offer to purchase Common Shares at their NAV. The purpose of this Offer is to attempt to provide liquidity to the holders of Common Shares. There can be no assurance that this Offer will provide sufficient liquidity to all holders of Common Shares that desire to sell their Common Shares or that the Trust will make any such tender offer in the future.

     NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES AND HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISORS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

     8. PLANS OR PROPOSALS OF THE TRUST. Except as set forth in this Section 8, the Trust has no present plans or proposals which relate to or would result in any extraordinary transaction such as a merger, reorganization or liquidation involving the Trust; a sale or transfer of a material amount of assets of the Trust other than in its ordinary course of business; any material changes in the Trust's present capitalization (except as resulting from the Offer or otherwise set forth herein); or any other material changes in the Trust's structure or business. The Trust's fundamental investment policies and restrictions give the Trust the flexibility to pursue its investment objective through a fund structure commonly known as a "master-feeder" structure. If the Trust converts to a master-feeder structure, the existing shareholders of the Trust would continue to hold their shares of the Trust and the Trust would become a feeder-fund of the master-fund. The value of a shareholder's shares would be the same immediately after any conversion as the value immediately before such conversion. Use of this master-feeder structure potentially would result in increased assets invested among the collective investment vehicle of which the Trust would be a part, thus allowing operating expenses to be spread over a larger asset base, potentially achieving economies of scale. The Trust's Board of Trustees presently does not intend to affect any conversion to a master-feeder structure.

     9. PRICE RANGE OF COMMON SHARES; DIVIDENDS. The Trust's NAV per Common Share from September 11, 1996 through September 11, 1998 ranged from a high of $10.01 to a low of $9.93. On September 11, 1998, the NAV was $9.93 per Common Share. You can obtain current NAV quotations from VK by calling (800) 421-5666 between the hours of 7:00 A.M. and 7:00 P.M. Central Standard time, Monday through Friday, except holidays. NAV quotes also may be obtained through the ICI Pricing Service which is released each Friday evening and published by the Dow Jones Capital Markets Wire Service on each Friday; published in the New York Times on each Saturday; published in the Chicago Tribune on each Sunday; and published weekly in Barron's magazine. The Trust offers and sells its Common Shares to the public on a continuous basis through VK as principal underwriter. The Trust is not aware of any secondary market trading for the Common Shares. Dividends on the Common Shares are declared daily and paid monthly.

     Over the twelve month period preceding the commencement of the Offer, the Trust paid the following dividends per Common Share held for the entire respective dividend period:

DIVIDEND PAYMENT                                            AMOUNT OF DIVIDEND
      DATE                                                   PER COMMON SHARE
----------------                                            ------------------
August 25, 1998............................................      $0.0564
July 24, 1998..............................................      $0.0564
June 25, 1998..............................................      $0.0564
May 22, 1998...............................................      $0.0564
April 24, 1998.............................................      $0.0564
March 25, 1998.............................................      $0.0564
February 25, 1998..........................................      $0.0564
January 23, 1998...........................................      $0.0432
December 31, 1997..........................................      $0.0132
December 24, 1997..........................................      $0.0564
November 25, 1997..........................................      $0.0564
October 24, 1997...........................................      $0.0564
September 25, 1997.........................................      $0.0564

Shareholders tendering Common Shares remain entitled to receive dividends declared on such shares up to the settlement date of the Offer.

     10. INTEREST OF TRUSTEES AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE COMMON SHARES. Except as set forth in this Section 10, as of September 11, 1998, the trustees and executive officers of the Trust as a group beneficially owned no Common Shares. As of September 11, 1998, Dennis
J. McDonnell, Chairman, President and a Trustee of the Trust, owned 847.701 Common Shares; Wayne W. Whalen, a trustee of the Trust, owned 1,664.235 Common Shares; and David C. Arch, a trustee of the Trust, owned 1,050.825 Common Shares. The Trust has been informed that no trustee or executive officer of the Trust intends to tender any Common Shares pursuant to the Offer.

     Except as set forth in this Section 10, based upon the Trust's records and upon information provided to the Trust by its trustees, executive officers and affiliates (as such term is used in the Securities Exchange Act of 1934), neither the Trust nor, to the best of the Trust's knowledge, any of the trustees or executive officers of the Trust, nor any associates of any of the foregoing, has effected any transactions in the Common Shares during the forty business day period prior to the date hereof. Dennis J. McDonnell acquired 9.527 Common

Shares and Wayne W. Whalen acquired 18.703 Common Shares between July 23, 1998 and September 11, 1998 through the reinvestment of dividends as described in the Trust's prospectus.

     Except as set forth in this Offer to Purchase, neither the Trust nor, to the best of the Trust's knowledge, any of its affiliates, trustees or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any securities of the Trust (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations).

     The Trust currently is a party to an Investment Advisory Agreement with Van Kampen Investment Advisory Corp. (the "Adviser") under which the Trust accrues daily and pays monthly to the Adviser an investment management fee based on the per annum rate of: 0.95% of the first $4.0 billion of average daily net assets of the Trust, 0.90% on the next $3.5 billion, 0.875% on the next $2.5 billion and 0.85% on average daily net assets over $10.0 billion. The Trust also is a party to an Administration Agreement and an Offering Agreement with VK. Under the Administration Agreement, the Trust pays VK a monthly fee based on the per annum rate of 0.25% of the Trust's average daily net assets. Under the Offering Agreement, the Trust offers and sells its Common Shares to the public on a continuous basis through VK as principal underwriter. The Adviser and VK are indirect wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co.

     11. CERTAIN EFFECTS OF THE OFFER. The purchase of Common Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Trust of shareholders who do not tender their Common Shares. If you retain your Common Shares you will be subject to any increased risks that may result from the reduction in the Trust's aggregate assets resulting from payment for the tendered Common Shares (e.g., greater volatility due to decreased diversification and higher expenses). However, the Trust believes that since the Trust is engaged in a continuous offering of the Common Shares, those risks would be reduced to the extent new Common Shares of the Trust are sold. All Common Shares purchased by the Trust pursuant to the Offer will be held in treasury pending disposition.

     12. SOURCE AND AMOUNT OF FUNDS. The total cost to the Trust of purchasing the full 53,144,363 Common Shares pursuant to the Offer would be approximately $527,723,525 (assuming a NAV of $9.93 per Common Share on the Expiration Date). The Trust anticipates that the Purchase Price for any Common Shares acquired pursuant to the Offer will first be derived from cash on hand, such as proceeds from sales of new Common Shares of the Trust and specified pay-downs from the participation interests in senior corporate loans which it has acquired, and then from the proceeds from the sale of cash equivalents held by the Trust. Although the Trust is authorized to borrow money to finance the repurchase of Common Shares, the Trust believes that it has sufficient liquidity to purchase the Common Shares tendered pursuant to the Offer without utilizing such borrowing. However, if, in the judgment of the Trustees, there is not sufficient liquidity of the assets of the Trust to pay for tendered Common Shares, the Trust may terminate the Offer. See Section 6.

     The Trust has entered into a First Amended and Restated Credit Agreement dated as of April 16, 1998 (the "Credit Agreement") among the Trust, as borrower, the banks party thereto (the "Financial Institutions"), and Bank of America National Trust and Savings Association ("BofA"), as agent, pursuant to which the Financial Institutions have committed to provide a credit facility of up to $500,000,000 to the Trust, which is not secured by the assets of the Trust or other collateral. The Trust has not drawn down any of the funds available under the Credit Agreement. The proceeds of any amounts borrowed under the Credit Agreement may be used to provide the Trust with additional liquidity to meet its obligations to purchase Common Shares pursuant to any tender offer that it may make. The Credit Agreement has terms and conditions substantially similar to the following:

     a. The Trust is entitled to borrow loans ("Loans") from the Financial Institutions amounts which in the aggregate do not exceed the lesser of
        (i) the $500 million credit facility each or (ii) twelve and one half percent (12.5%) of the net asset value of the Trust (defined as total assets minus total liabilities minus assets subject to liens).

     b. Loans made under the Credit Agreement, if any, will bear interest daily, at the Trust's option, (i) at a rate per annum equal to the federal funds rate from time to time plus 0.375%, provided, however, that during any period the aggregate outstanding loans exceed $250 million, the rate shall be the federal funds rate plus 0.50%, or (ii) at a rate per annum equal to a reserve-adjusted interbank offered rate offered by BofA's Grand Cayman Branch ("IBOR") plus 0.375% per annum, provided, however, that during any period the aggregate outstanding loans exceed $250 million, the rate shall be IBOR plus 0.50%. Such interest will be due on the outstanding principal amount (i) as to any federal funds rate loan on the last business day of each calendar quarter and (ii) as any offshore rate loan, from one (1) day to sixty (60) days from the date of the loan, as selected by the Trust in advance. Overdue payments of principal and interest will bear interest, payable upon demand, at a penalty rate. No Loan shall be outstanding for a period of more than sixty (60) days, and there shall be no more than three Interest Periods in effect.

     c. The Trust paid approximately $90,000 of fees and expenses to BofA or its affiliates on the date the Credit Agreement was executed. In addition, during the term of the Credit Agreement, the Trust is obligated to pay a commitment fee computed at the rate of 0.07% per annum on the average daily unused amount of the facility.

     d. The principal amount of loans made under the Credit Agreement, if any, are required to be paid sixty (60) days from the date of the loan. The Trust is entitled to prepay a loan in multiples of $1,000,000, provided that the Trust gives sufficient notices of prepayment. On the Commitment Termination Date (as defined below), all outstanding principal and accrued interest under the Credit Agreement will be due and payable in full.

     e. The drawdown of the initial Loan, if any, under the Credit Agreement is subject to certain conditions, including, among other things, the Trust executing and delivering a promissory note made payable to the order of each Financial Institution, in the form attached to the Credit Agreement (the "Promissory Notes").

        The drawdown of each Loan, if any, is further conditioned upon the satisfaction of additional conditions, including, without limitation,
        (i) the providing of notice with respect to the Loan, (ii) the Trust's asset coverage ratio must be at least 8 to 1; (iii) there being no default or event of default in existence and (iii) the representations and warranties made in the Credit Agreement continuing to be true.

     f. The Credit Agreement contains various affirmative and negative covenants of the Trust, including, without limitation, obligations: (i) to provide periodic financial information; (ii) with limited exceptions, to not consolidate with or merge into any other entity or have any other entity merge into it and to not sell all or any substantial part of its assets; (iii) to continue to engage in its current type of business and to maintain its existence as a business trust; (iv) to comply with applicable laws, rules and regulations and perform its obligations under the Credit Agreement; (v) to maintain insurance on its property and business; (vi) to limit the amount of its debt based upon 12.5% of the net asset value of the Trust; and (vii) to not create any lien on any of its assets, with certain exceptions.

     g. The Credit Agreement also contains various events of default (with certain specified grace periods), including, without limitation: (i) failure to pay when due any amounts required to be paid to Financial Institutions under the Credit Agreement or the Promissory Notes; (ii) any material misrepresentations in the Credit Agreement or documents delivered to Financial Institutions; (iii) failure to observe or perform certain terms, covenants and agreements contained in the Credit Agreement, the Promissory Notes or other documents delivered to the Financial Institutions; (iv) failure to comply with the Trust's fundamental investment policies or investment restrictions; (v) failure to comply with all material provisions of the Investment Company Act of 1940; (vi) the voluntary or involuntary bankruptcy of the Trust; (vii) the entry of judgments for the payment of money in excess of $5,000,000 in the aggregate which remains unsatisfied or unstayed for a period of 30 days; and (viii) a change in control of the Trust's investment adviser.

     h. The credit facility provided pursuant to the Credit Agreement will terminate on April 15, 1999 (the "Commitment Termination Date"), unless extended pursuant to the terms thereof, and all accrued interest and principal will be due thereon.

     The Trust intends to repay any loans under the Credit Agreement from proceeds from the specified pay-downs from the interests in Senior Loans (as defined below) which will be acquired and from proceeds from the sale of Common Shares.

     The foregoing descriptions of the Credit Agreement do not purport to be complete or final, and are qualified in their entirety by reference to the Credit Agreement included as Exhibit (b) to the Issuer Tender Offer Statement on
Schedule 13E-4 of the Trust. See Section 14.

     13. CERTAIN INFORMATION ABOUT THE TRUST. The Trust was organized as a Massachusetts business trust on July 14, 1989 and is a non-diversified, closed-end management investment company under the Investment Company Act of 1940. The Trust seeks as high a level of current income as is consistent with the preservation of capital by investing in a professionally managed portfolio of interests in floating or variable rate senior loans ("Senior Loans") to corporations, partnerships and other entities ("Borrowers") which operate in a variety of industries and geographical regions. Although the Trust's NAV will vary, the Trust's policy of acquiring interests in floating or variable rate Senior Loans is expected to minimize fluctuations in the Trust's NAV as a result of changes in interest rates. Senior Loans in which the Trust will invest generally pay interest at rates which are periodically redetermined by reference to a base lending rate plus a premium. These base lending rates are generally the prime rate offered by one or more major United States banks ("Prime Rate"), the London Inter-Bank Offered Rate ("LIBOR"), the certificate of deposit rate or other base lending rates used by commercial lenders. The Senior Loans in the Trust's portfolio at all times have a dollar-weighted average time until next interest rate redetermination of 90 days or less. As a result, as short-term interest rates increase, the interest payable to the Trust from its investments in Senior Loans should increase, and as short-term interest rates decrease, the interest payable to the Trust on its investments in Senior Loans should decrease. The amount of time required to pass before the Trust realizes the effects of changing short-term market interest rates on its portfolio varies with the dollar-weighted average time until next interest rate redetermination on securities in the Trust's portfolio.

     The Trust has registered as a "non-diversified" investment company so that, subject to its investment restrictions, it is able to invest more than 5% of the value of its assets in the obligations of any single issuer, including Senior Loans of a single Borrower or participations in Senior Loans purchased from a single lender. To the extent the Trust invests a relatively high percentage of its assets in obligations of a limited number of issuers, the Trust will be more susceptible than a more widely diversified investment company to any single corporate, economic, political or regulatory occurrence.

     VK compensates broker-dealers participating in the continuous offering of the Trust's Common Shares at a rate of 3.0% of the dollar value of Common Shares purchased from the Trust by such broker-dealers. VK also compensates broker-dealers who have entered into sales agreements with VK at an annual rate, paid quarterly, equal to an amount up to 0.35% of the value of Common Shares sold by each respective broker-dealer and remaining outstanding after one year from the date of their original purchase. VK also may provide, from time to time, additional cash incentives to broker-dealers which employ representatives who sell a minimum dollar amount of the Common Shares. All such compensation is or will be paid by VK out of its own assets, and not out of the assets of the Trust. The compensation paid to such broker-dealers and to VK, including the compensation paid at the time of purchase, the quarterly payments, any additional incentives paid from time to time and the Early Withdrawal Charge, if any, will not exceed applicable limitations.

     The principal executive offices of the Trust are located at One Parkview Plaza, Oakbrook Terrace, IL 60181.

     Reference is hereby made to Section 9 of this Offer to Purchase and the financial statements attached hereto as Exhibit A which are incorporated herein by reference.

     14. ADDITIONAL INFORMATION. The Trust has filed an Issuer Tender Offer Statement on Schedule 13E-4 with the Securities and Exchange Commission (the "Commission") which includes certain additional information relating to the Offer. Such material may be inspected and copied at prescribed rates at the Commission's public reference facilities at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Jacob K. Javits Federal Building, 26 Federal Plaza, New York, New York 10278; and, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Issuer Tender Offer Statement on
Schedule 13E-4 is available along with other related materials at the Commission's internet website (http://www.sec.gov).

     15. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a general summary of the federal income tax consequences of a sale of Common Shares pursuant to the Offer. Shareholders should consult their own tax advisers regarding the tax consequences of a sale of Common Shares pursuant to the Offer, as well as the effects of state, local and foreign tax laws.

     The sale of Common Shares pursuant to the Offer will be a taxable transaction for federal income tax purposes, either as a "sale or exchange," or under certain circumstances, as a "dividend." Under Section 302(b) of the Internal Revenue Code of 1986, as amended (the "Code"), a sale of Common Shares pursuant to the Offer generally will be treated as a "sale or exchange" if the receipt of cash by the shareholder or by the Depositary on behalf of the shareholder, in the case of a tendering shareholder electing to invest cash proceeds from the tender of Common Shares in Class B Shares of a designated VK
Fund: (a) results in a "complete termination" of the shareholder's interest in the Trust, (b) is "substantially disproportionate" with respect to the shareholder, or (c) is "not essentially equivalent to a dividend" with respect to the shareholder. In determining whether any of these tests has been met, Common Shares actually owned, as well as Common Shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in
Section 318 of the Code, generally must be taken into account. If any of these three tests for "sale or exchange" treatment is met, a shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder or by the Depositary on behalf of the shareholder, in the case of a tendering shareholder electing to invest cash proceeds from the tender of Common Shares in Class B Shares of a designated VK Fund, pursuant to the Offer and the tax basis of the Common Shares sold. If such Common Shares are held as a capital asset, the gain or loss will be a capital gain or loss. The maximum tax rate applicable to net capital gains recognized by individuals and other non-corporate taxpayers is (i) the same as the applicable ordinary income rate for capital assets held for one year or less or (ii) 20% for capital assets held for more than one year.

     If none of the tests set forth in Section 302(b) of the Code is met, amounts received by a shareholder or by the Depositary on behalf of a shareholder, as the case may be, who sells Common Shares pursuant to the Offer will be taxable to the shareholder as a "dividend" to the extent of such shareholder's allocable share of the Trust's current or accumulated earnings and profits, and the excess of such amounts received over the portion that is taxable as a dividend would constitute a non-taxable return of capital (to the extent of the shareholder's tax basis in the Common Shares sold pursuant to the Offer) and any amounts in excess of the shareholder's tax basis would constitute taxable gain. Thus, a shareholder's tax basis in the Common Shares sold will not reduce the amount of the "dividend." Any remaining tax basis in the Common Shares tendered to the Trust will be transferred to any remaining Common Shares held by such shareholder. In addition, if a tender of Common Shares is treated as a "dividend" to a tendering shareholder, a constructive dividend under
Section 305(c) of the Code may result to a non-tendering shareholder whose proportionate interest in the earnings and assets of the Trust has been increased by such tender. The Trust believes, however, that the nature of the repurchase will be such that a tendering shareholder will qualify for "sale or exchange" treatment (as opposed to "dividend" treatment).

     16. EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS. The Trust reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by making a public announcement thereof. In the event that the Trust so elects to extend the tender period, the Purchase Price for the Common Shares tendered will be determined as of 5:00 P.M. Eastern Standard time on the Expiration Date, as extended, and the Offer will terminate as of 12:00 Midnight Eastern Standard time on the Expiration Date, as extended. During any such extension, all Common Shares previously tendered and not purchased or withdrawn will remain subject to the Offer. The Trust also reserves the right, at any time and from time to time up to and including the Expiration Date, to
(a) terminate the Offer and not to purchase or pay for any Common Shares or, subject to applicable law, postpone payment for Common Shares upon the occurrence of any of the conditions specified in Section 6, and (b) amend the Offer in any respect by making a public announcement thereof. Such public announcement will be issued no later than 9:00 A.M. Eastern Standard time on the next business day after the previously scheduled Expiration Date and will disclose the approximate number of Common Shares tendered as of that date. Without limiting the manner in which the Trust may choose to make a public announcement of extension, termination or amendment, except as provided by applicable law (including Rule 13e-4(e)(2)), the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a release to the Dow Jones News Service.

     If the Trust materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Trust will extend the Offer to the extent required by Rule 13e-4 promulgated under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If (i) the Trust increases or decreases the price to be paid for Common Shares, or the Trust increases the number of Common Shares being sought by an amount exceeding 2% of the outstanding Common Shares, or the Trust decreases the number of Common Shares being sought and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given, the Offer will be extended at least until the expiration of such period of ten business days.

     17. MISCELLANEOUS. The Offer is not being made to, nor will the Trust accept tenders from, owners of Common Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Trust is not aware of any jurisdiction in which the making of the Offer or the tender of Common Shares would not be in compliance with the laws of such jurisdiction. However, the Trust reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Trust makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Trust believes that the exclusion of holders residing in such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or Blue Sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Trust's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

September 18, 1998                            VAN KAMPEN PRIME RATE INCOME TRUST

                            PORTFOLIO OF INVESTMENTS

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                           Stated
  (000)                       Borrower                          Maturity*             Value
------------------------------------------------------------------------------------------------
            VARIABLE RATE ** SENIOR LOAN INTERESTS 85.1%
            AEROSPACE/DEFENSE  1.7%
$ 10,078    Aerostructures Corp., Term Loan --
            Manufacturer and assembler of structural
            aircraft parts...............................  09/30/03 to 09/30/04   $   10,091,557
   5,860    Alliant Techsystems, Inc., Term Loan --
            Manufacturer of ordnance, composite metals...        03/15/01              5,871,846
  47,500    Gulfstream Delaware Corp., Term Loan --
            Aircraft manufacturer........................        09/30/02             47,565,569
  15,860    K & F Industries, Inc., Term Loan --
            Manufacturer of wheel, brake, and anti-skid
            systems for aircraft.........................        10/15/05             15,861,500
   5,459    L-3 Communications Corp., Term Loan --
            Provider of secure communications systems....  03/31/03 to 03/31/06        5,467,222
   4,743    MAG Aerospace Industries, Inc., Term Loan --
            Supplier of waste and trash systems to the
            aerospace industry...........................        06/15/03              4,759,158
   7,920    Tri-Star, Inc., Term Loan -- Distributor of
            aerospace fasteners..........................        09/30/03              7,955,087
  19,199    United Defense Industries, Inc., Term Loan --
            Defense contractor...........................  10/06/05 to 10/06/06       19,202,935
                                                                                  --------------
                                                                                     116,774,874
                                                                                  --------------
            AUTOMOTIVE  3.4%
   4,043    Advanced Accessory Systems, Inc., Term
            Loan -- Supplier of exterior automotive
            accessories..................................        10/30/04              4,043,328
  34,000    American Axel and Manufacturing Co., Term
            Loan -- Manufacturer of automotive parts.....        04/30/06             34,000,000
   8,500    American Bumper and Manufacturing Co., Term
            Loan -- Manufacturer of light truck and SUV
            bumpers......................................        04/30/04              8,514,924
  17,496    Blue Bird Body Co., Term Loan -- Manufacturer
            of school buses..............................        11/19/03             17,517,213
  75,000    Breed Technologies, Inc., Term Loan --
            Manufacturer of automotive protection
            systems......................................        10/31/98             75,000,717
  28,000    Cambridge Industries, Inc., Term Loan --
            Manufacturer of plastic components for
            automobiles..................................        06/30/05             28,025,219
  16,215    Columbus-McKinnon Corp., Term Loan --
            Manufacturer of material handling
            equipment....................................  10/17/01 to 09/30/03       16,244,688
   5,544    Columbus-McKinnon Corp., Revolving Credit....        09/30/01              5,545,769
   9,963    Hayes Lemmerz International, Inc., Term
            Loan -- Designer and manufacturer of car and
            truck wheels.................................  07/31/04 to 07/31/05        9,995,457
   4,917    International Data Response Corp., Term
            Loan -- Manufacturer of plastic components
            for automobiles..............................  12/31/01 to 12/31/02        4,930,280
   5,000    JMS Automotive Rebuilding, Inc., Term Loan --
            Automotive parts re-manufacturer.............        06/30/04              5,002,702

                                               See Notes to Financial Statements

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                           Stated
  (000)                       Borrower                          Maturity*             Value
------------------------------------------------------------------------------------------------
            AUTOMOTIVE (CONTINUED)
$ 11,439    Numatics, Inc., Term Loan -- Manufacturer of
            pneumatic fluid power equipment..............        12/31/03         $   11,449,222
  10,000    The Plastech Group, Term Loan -- Manufacturer
            and designer of thermoplastic automotive
            parts........................................  04/01/02 to 04/01/04       10,000,923
                                                                                  --------------
                                                                                     230,270,442
                                                                                  --------------
            BROADCASTING  4.1%
   4,000    American Radio Systems Corp., Term Loan --
            Radio station owner/operator.................        12/31/04              4,021,167
   6,220    American Radio Systems Corp., Revolving
            Credit.......................................        12/31/04              6,275,724
  12,000    Benedek Broadcasting Corp., Term Loan --
            Television station owner/operator............  05/01/01 to 11/01/02       12,008,838
  76,638    Chancellor Broadcasting Co., Term Loan --
            Radio station owner/operator.................        06/30/05             76,845,575
  16,831    Chancellor Broadcasting Co., Revolving
            Credit.......................................        06/30/05             16,951,001
  35,000    Jacor Communications, Inc., Term Loan --
            Radio station owner/operator.................        12/31/04             35,000,565
  36,333    Outdoor Systems, Inc., Term Loan -- Outdoor
            advertising, billboards, etc.................        06/30/04             36,333,251
  10,820    River City Broadcasting, L.P., Term Loan --
            Midwestern radio station owner/operator......        12/31/99             10,819,508
  10,955    SFX Broadcasting, Inc., Revolving Credit --
            Radio station operator.......................        06/30/05             10,984,480
  42,714    Sinclair Broadcasting, Term Loan --
            Television and radio station
            owner/operator...............................        12/31/04             42,771,917
  20,893    Sullivan Broadcasting, Term Loan --
            Television station owner/operator............        12/31/03             20,893,573
   1,512    Sullivan Broadcasting, Revolving Credit......        12/31/03              1,512,068
                                                                                  --------------
                                                                                     274,417,667
                                                                                  --------------
            BUILDING/HOUSING  2.7%
  23,619    Behr Process Corp., Term Loan -- Paint
            manufacturer.................................  03/31/02 to 03/31/05       23,631,469
     706    Behr Process Corp., Revolving Credit.........        03/31/02                705,891
  10,000    Dayton Superior Corp., Term Loan --
            Manufactures and distributes metal
            accessories used in concrete and masonry
            construction.................................        09/29/05             10,002,181
  13,711    Falcon Building Products, Inc., Term Loan --
            Manufacturer of building products............        06/30/05             13,755,068
  59,649    National Gypsum Co., Term Loan --
            Manufacturer of wallboard....................        09/20/03             59,665,047
   7,000    Reliant Building Products, Inc., Term Loan --
            Manufacturer of aluminum and vinyl windows...        03/31/04              7,000,000

                                               See Notes to Financial Statements

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                           Stated
  (000)                       Borrower                          Maturity*             Value
------------------------------------------------------------------------------------------------
            BUILDING/HOUSING (CONTINUED)
$ 50,000    Walter Industries, Inc., Term Loan --
            Diversified line of products and services for
            homes and other construction.................        10/15/03         $   50,001,813
  15,000    Werner Holding Co., Term Loan -- Manufacturer
            and marketer of ladders......................  11/30/04 to 11/30/05       15,000,000
                                                                                  --------------
                                                                                     179,761,469
                                                                                  --------------
            CABLE  8.8%
  15,994    Adelphia Cable Partners, L.P., Revolving
            Credit -- Cable television systems
            operator.....................................        12/31/03             16,076,748
  22,500    Bresnan Communications Co., L.P., Term
            Loan -- Cable television systems operator....        03/31/06             22,612,849
   5,940    Cable Systems International, Inc., Term
            Loan -- Manufacturer of electrical wire and
            cable........................................        12/31/02              5,948,399
  45,702    Charter Communications Entertainment I, Term
            Loan -- Cable television systems operator....        06/30/04             45,718,704
  10,414    Charter Communications Entertainment II, Term
            Loan -- Cable television systems operator....  06/30/05 to 12/31/05       10,422,689
   3,659    Charter Communications Entertainment II,
            Revolving Credit.............................        06/30/05              3,658,938
  32,000    Charter Communications Entertainment II &
            Long Beach, Term Loan -- Cable television
            systems operator.............................        03/31/06             32,082,361
  47,500    Chelsea Communications, Inc., Term Loan --
            Cable television systems operator............        12/31/04             47,534,080
  21,034    Classic Cable, Inc., Term Loan -- Cable
            television systems operator..................        06/30/05             21,038,943
  16,660    Coaxial Communications of Central Ohio, Term
            Loan -- Cable television systems operator....        12/31/99             16,662,400
  25,500    Comcast MH Holdings, Inc., Revolving
            Credit -- Cable television systems
            operator.....................................        12/31/03             25,508,664
  44,677    Falcon Holdings Group, L.P., Term Loan --
            Cable television systems owner/operator......        07/11/05             44,710,590
   9,337    Falcon Holdings Group, L.P., Revolving
            Credit.......................................        01/11/05              9,371,313
  15,000    Frontiervision Operating Partners, L.P., Term
            Loan -- Cable television systems operator....        03/31/06             15,000,000
  22,500    Garden State Cablevision, L.P., Revolving
            Credit -- Cable television systems
            owner/operator...............................        06/30/05             22,502,628
       0    Hilton Head Communications, L.P., Revolving
            Credit -- Cable television systems operator..        06/30/03                 42,388
  11,000    Insight Communication Co., L.P., Term Loan --
            Cable television systems operator............        03/31/05             11,029,692
   6,960    Insight Communication Co., L.P., Revolving
            Credit.......................................        03/31/05              6,979,903
  18,500    InterMedia Partners IV, L.P., Term Loan --
            Cable television systems operator............        01/01/05             18,512,360

                                               See Notes to Financial Statements

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                           Stated
  (000)                       Borrower                          Maturity*             Value
------------------------------------------------------------------------------------------------
            CABLE (CONTINUED)
$  4,333    Lenfest Communications, Inc., Term Loan --
            Cable television systems operator............        09/30/03         $    4,346,760
   3,300    Lenfest Communications, Inc., Revolving
            Credit.......................................        09/30/03              3,328,292
  64,530    Marcus Cable Operating Co., Term Loan --
            Cable television systems operator............  12/31/02 to 04/30/04       64,582,159
   5,543    Marcus Cable Operating Co., Revolving
            Credit.......................................        12/31/02              5,543,538
   5,000    Mark Twain Cablevision, L.P., Term Loan --
            Cable television systems operator............        06/30/04              5,014,155
  47,500    TCI Pacific, Inc., Term Loan -- Cable
            television systems operator..................        12/31/04             47,534,440
   7,890    TCI Southeast, Inc., Revolving Credit --
            Cable television services provider...........        06/30/01              7,894,837
  30,714    Triax Midwest Associates, Term Loan -- Cable
            television systems operator..................  06/30/04 to 06/30/05       30,777,688
   2,698    Triax Midwest Associates, Revolving Credit...        06/30/04              2,704,942
  27,343    TW Fanch, Revolving Credit -- Cable
            television systems operator..................        12/31/04             27,422,544
  15,600    UCA Group, Revolving Credit -- Cable
            television systems operator..................        09/30/03             15,600,031
                                                                                  --------------
                                                                                     590,163,035
                                                                                  --------------
            CHEMICAL  3.0%
  11,340    Cedar Chemicals Corp., Term Loan --
            Manufacturer of fertilizer...................        10/30/03             11,346,516
   7,319    Geo Specialty Chemicals, Inc., Term Loan --
            Manufacturer of specialty chemicals..........  09/25/02 to 03/25/04        7,351,999
  58,722    Huntsman Group Holdings, Term Loan --
            Integrated chemical, plastic and packaging
            producer.....................................  12/31/02 to 12/31/05       58,777,092
   8,476    Huntsman Group Holdings, Revolving Credit....        12/31/02              8,480,036
  19,800    Huntsman Specialty Chemical Corp., Term
            Loan -- Manufacturer of specialty
            chemicals....................................  03/15/04 to 03/15/05       19,818,733
   9,950    Pioneer Americas Acquisition Corp., Term
            Loan -- Manufacturer of water treatment
            chemicals....................................        12/31/06              9,961,283
  12,102    Reid Plastics, Inc., Term Loan --
            Manufacturer of plastic bottles..............        11/12/03             12,143,051
   2,500    Sovereign Specialty, Term Loan --
            Manufacturer of specialty chemicals..........        07/31/01              2,500,062
  43,166    Sterling Chemicals, Inc., Term Loan --
            Manufacturer of commodity petrochemicals.....        09/30/04             43,227,619
  12,138    Texas Petrochemicals Corp., Term Loan --
            Processor of petrochemicals..................  06/30/01 to 06/30/04       12,147,640
   1,529    Texas Petrochemicals Corp., Revolving
            Credit.......................................        12/31/02              1,529,230

                                               See Notes to Financial Statements

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                           Stated
  (000)                       Borrower                          Maturity*             Value
------------------------------------------------------------------------------------------------
            CHEMICAL (CONTINUED)
$  5,854    Thoro System Products, Inc., Term Loan --
            Manufacturer of chemicals for construction
            industry.....................................        03/31/00         $    5,936,104
   6,660    TruSeal Technologies, Inc., Term Loan --
            Manufacturer of window sealant/systems.......        06/30/04              6,659,878
                                                                                  --------------
                                                                                     199,879,243
                                                                                  --------------
            ELECTRIC/ELECTRONICS  2.3%
  20,019    Amphenol Corp., Term Loan -- Designer,
            manufacturer and marketer of
            electric/electronic connectors...............        05/19/06             20,027,545
   5,676    Anacomp, Inc., Term Loan -- Micrographics
            provider.....................................        03/31/01              5,693,048
   6,738    Banker's Systems, Inc., Term Loan -- Supplier
            of compliance services.......................        11/01/02              6,738,890
   9,716    Berg Electronics, Inc., Term Loan --
            Manufacturer of electronic connectors........        06/30/03              9,717,145
   4,418    Berg Electronics, Inc., Revolving Credit.....        06/30/03              4,419,431
  10,000    Control Data Systems, Inc., Term Loan --
            Software information services provider.......        11/26/00             10,000,194
  17,000    Cooperative Computing Inc./Triad Systems
            Corp., Term Loan -- Provider of information
            services.....................................        02/27/03             17,062,590
  43,922    DecisionOne Corp., Term Loan -- Multivendor,
            computer maintenance and technical support...  08/07/03 to 08/07/05       43,925,068
   7,000    Details, Inc., Term Loan -- Manufactures
            printed circuit boards.......................        11/30/04              7,002,056
   4,000    Labtec Enterprises, Inc., Term Loan --
            Manufacturer and marketer of multimedia
            accessory products...........................        10/07/04              4,002,475
   8,358    Rowe International, Inc., Term Loan --
            Manufacturer of jukeboxes and electronic
            equipment (a)................................        03/31/00              7,104,583
   8,929    Sarcom, Inc., Term Loan -- Provider of
            information technology.......................        12/31/02              8,973,899
   8,750    Viasystems, Inc., Term Loan -- Manufacturer
            of PCB equipment.............................  06/30/04 to 06/30/05        8,767,370
      53    Viasystems, Inc., Revolving Credit...........        12/31/02                 52,795
                                                                                  --------------
                                                                                     153,487,089
                                                                                  --------------
            ENTERTAINMENT/LEISURE  4.8%
   9,808    Alliance Gaming Corp., Term Loan -- Designer
            & manufacturer of gaming machines............        01/31/05              9,809,918
   2,143    Alliance Gaming Corp., Delayed Draw Term
            Loan.........................................        01/31/05              2,143,050
  21,500    ASC Network Corp., Term Loan -- Ski resort
            operator.....................................        05/31/06             21,499,902
  33,000    Fleer Corp., Term Loan -- Publisher of
            children's magazines (a)(b)..................        02/28/02             24,750,000
   8,000    Hard Rock Hotel, Inc., Term Loan -- Hotel and
            gaming.......................................  09/26/03 to 09/26/05        8,000,169
   2,267    Hollywood Entertainment Corp., Revolving
            Credit -- Owner and operator of video retail
            stores.......................................        09/05/02              2,266,774

                                               See Notes to Financial Statements

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                           Stated
  (000)                       Borrower                          Maturity*             Value
------------------------------------------------------------------------------------------------
            ENTERTAINMENT/LEISURE (CONTINUED)
$  8,000    KSL Recreation Group, Inc., Term Loan --
            Leisure, recreation, and travel..............  04/30/05 to 04/30/06   $    8,016,411
   3,643    KSL Recreation Group, Inc., Revolving
            Credit.......................................        04/30/04              3,643,434
     353    Las Vegas Sands, Inc., Revolving Credit --
            Casino resort................................        11/30/03                396,554
   8,782    M.W. Manufacturers, Term Loan -- Manufacturer
            of sporting goods and table games............        09/15/02              8,783,303
  59,231    Mafco Finance Corp., Term Loan -- Holding
            company......................................        03/20/99             59,403,237
  79,000    Metro-Goldwyn-Mayer, Term Loan --
            Movie/television producer....................  03/31/05 to 03/31/06       79,017,514
  13,980    Metro-Goldwyn-Mayer, Revolving Credit........        09/30/03             13,981,226
  22,613    Six Flags Theme Parks, Term Loan -- Theme
            park operator................................        06/23/03             22,614,825
   6,700    Sportcraft, Ltd., Term Loan -- Supplier of
            high quality branded sporting goods..........        12/31/02              6,710,652
  46,819    Viacom, Inc., Term Loan -- Entertainment
            media/television programming.................  04/01/02 to 04/02/02       46,860,161
   2,744    Viacom, Inc., Revolving Credit...............        04/01/02              2,751,365
                                                                                  --------------
                                                                                     320,648,495
                                                                                  --------------
            FINANCE  1.2%
   1,936    Ark Asset Holdings, Inc., Term Loan --
            Institutional money manager..................        11/30/01              1,936,639
   7,000    Blackstone Capital Co., Term Loan --
            Financial services...........................        05/31/99              7,014,474
   7,000    Blackstone Capital Co., Revolving Credit.....        05/31/99              7,015,112
  25,000    Bridge Information Systems, Inc., Term
            Loan -- Provider of financial and analytical
            services.....................................        12/31/04             25,011,618
  35,852    Outsourcing Solution, Inc., Term Loan --
            Accounts receivable management services......  10/15/03 to 10/15/04       35,865,437
                                                                                  --------------
                                                                                      76,843,280
                                                                                  --------------
            FOOD/BEVERAGE  2.7%
  11,500    Amerifoods, Inc., Term Loan -- Manufacturer
            of snack foods and bakery products...........  06/30/01 to 06/30/02       10,925,000
  25,000    Dr. Pepper Bottling, Term Loan -- Soft drink
            bottler......................................        12/31/05             24,999,300
   9,263    Edwards Baking Corp., Term Loan --
            Manufacturer of bakery products..............  09/30/03 to 09/30/05        9,268,145
   9,921    IM Stadium, Inc., Term Loan -- Sports stadium
            concessions non-food products................  12/31/02 to 12/31/03        9,925,504
   7,363    Mistic Brands, Inc., Term Loan -- Beverage
            producer.....................................  06/01/04 to 06/01/05        7,363,361
  32,918    S.C. International Services, Term Loan --
            In-flight food services......................        08/28/02             32,925,767
  13,823    Select Beverages, Inc., Term Loan --
            Independent bottler..........................  06/30/01 to 06/30/02       13,826,505
   5,883    Southern Foods Group, Inc., Term Loan -- Milk
            processor and distributor....................        02/28/06              5,885,037

                                               See Notes to Financial Statements

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                           Stated
  (000)                       Borrower                          Maturity*             Value
------------------------------------------------------------------------------------------------
            FOOD/BEVERAGE (CONTINUED)
$ 11,794    Specialty Foods Corp., Term Loan -- Food
            manufacturer.................................        04/01/01         $   11,794,122
  24,376    Stroh Brewery Co., Term Loan -- Beer
            manufacturer.................................        06/30/03             24,408,551
  20,021    Van De Kamp's, Inc., Term Loan -- Processor
            and distributor of frozen foods..............  04/30/03 to 09/30/03       20,046,760
   6,197    Windsor Quality Food Co., LTD, Term Loan --
            Processor of frozen foods....................        12/31/01              6,207,599
                                                                                  --------------
                                                                                     177,575,651
                                                                                  --------------
            FOOD STORES  2.3%
  42,756    Bruno's, Inc., Term Loan -- Southeastern
            retail food chain operator(a)(b).............  12/02/03 to 04/15/05       40,999,447
   4,825    Bruno's, Inc., Revolving Credit(a)(b)........        12/02/03              4,621,768
  12,740    Carr-Gottstein Foods, Term Loan --
            Alaska-based retail food chain operator......        12/31/02             12,743,711
  12,500    Eagle Family Foods, Term Loan -- Retail food
            chain operator and manufacturer..............        12/31/05             12,500,004
  22,035    Fleming Cos., Inc., Term Loan -- Food
            marketing and distribution...................        07/25/04             22,142,309
   5,515    Fleming Cos., Inc., Revolving Credit.........        07/25/03              5,711,617
   4,693    Harvest Foods, Inc., Term Loan --
            Mississippi-based retail food chain operator
            (a)(b).......................................        06/30/02                 93,861
  31,256    Pathmark Stores, Inc., Term Loan -- New
            Jersey-based retail food chain operator......  06/15/01 to 12/15/01       31,345,974
   5,069    Ralph's Grocery Co., Term Loan -- Los
            Angeles, California-based retail food chain
            operator.....................................        02/15/04              5,069,592
   8,508    Randall's Food Markets, Inc., Term Loan --
            Texas-based retail food chain operator.......        06/27/06              8,508,117
  10,157    Star Markets Co., Inc., Term Loan -- New
            England-based retail food chain operator.....  12/31/02 to 12/31/03       10,166,153
   2,522    Star Markets Co., Inc., Revolving Credit.....        12/31/01              2,523,748
                                                                                  --------------
                                                                                     156,426,301
                                                                                  --------------
            FUEL RETAILER  0.2%
  11,938    TravelCenters of America, Inc., Term Loan --
            Operator of truckstops nationwide............        03/31/05             11,969,989
                                                                                  --------------
            HEALTHCARE  12.2%
  16,328    Alaris Medical Systems, Inc., Term Loan --
            Infusion systems provider....................  08/01/02 to 05/01/05       16,342,047
   1,019    Alaris Medical Systems, Inc., Revolving
            Credit.......................................        08/01/02              1,019,246
   3,360    Alliance Imaging, Inc., Term Loan --
            Diagnostic imaging services..................        12/18/03              3,361,582
   7,447    Beltone Electronics, Inc., Term Loan --
            Manufacturer, marketer, and distributor of
            hearing aids.................................        10/31/04              7,447,071

                                               See Notes to Financial Statements

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                           Stated
  (000)                       Borrower                          Maturity*             Value
------------------------------------------------------------------------------------------------
            HEALTHCARE (CONTINUED)
$  6,500    Charter Behavioral, Revolving Credit --
            Behavioral healthcare services...............        06/17/02         $    6,534,537
  59,240    Community Health Systems, Inc., Term Loan --
            Southeast and Southwest hospital
            operator/provider of healthcare services.....  12/31/03 to 12/31/05       59,349,218
  10,000    ConMed Corp., Term Loan -- Manufacturer and
            developer of medical devices.................        12/30/04             10,000,238
  51,147    Dade International, Inc., Term Loan --
            Medical equipment manufacturer/marketer......  12/31/02 to 12/31/04       51,196,783
  17,500    Endo Pharmaceuticals, Inc., Term Loan --
            Generic pharmaceutical producer..............        06/30/04             17,502,966
  27,000    Extendicare Health Services, Inc., Term
            Loan -- Operator of long-term care facilities
            and hospitals................................        12/31/03             27,000,676
  27,431    FPA Medical Management, Inc., Term Loan --
            Healthcare provider..........................        09/30/01             27,472,933
  30,577    Genesis Healthcare Ventures, Inc., Term
            Loan -- Elderly healthcare provider..........  09/30/04 to 06/01/05       30,580,992
  15,678    Graphic Controls Corp., Term Loan --
            Manufacturer of medical equipment............        09/28/03             15,682,144
   2,200    Housecall Medical Resources, Inc., Term
            Loan -- Provider of home healthcare
            services.....................................        05/01/00              2,200,910
   1,500    Housecall Medical Resources, Inc., Revolving
            Credit.......................................        05/01/00              1,502,522
   8,000    Insight Health Services Corp., Term Loan --
            Provider of diagnostic imaging services......        10/14/04              8,001,315
 150,000    Integrated Health Services, Inc., Term
            Loan -- Provider of post-acute healthcare
            services.....................................  09/15/03 to 09/15/05      150,002,497
   9,000    Kinetic Concepts, Inc., Term Loan --
            Manufacturer of therapeutic beds and support
            surfaces.....................................  12/31/04 to 12/31/05        9,001,190
       0    Magellan Health Services, Inc., Revolving
            Credit -- Provider of specialty
            medical services ............................        06/17/02                 68,904
   6,841    Medical Specialties Group, Inc., Term Loan --
            Supplier of medical pumps and consumables....  06/30/01 to 06/30/04        6,855,428
   9,855    Mediq/PRN Life Support Services, Inc., Term
            Loan -- Rents movable critical care
            equipment....................................        09/30/04              9,874,683
  27,437    Merit Behavioral Corp., Term Loan --
            Psychiatric hospital operator................        03/11/07             27,446,260
  15,292    Multicare Companies, Inc., Term Loan --
            Provider of long term care and specialty
            medical services.............................  09/30/04 to 06/01/05       15,291,689
  60,000    National Medical Care, Inc., Term Loan --
            Kidney dialysis service provider.............        09/30/03             60,154,585
   6,122    NEN Acquisition, Inc., Term Loan --
            Manufacturer of consumable radio-isotopic
            biochemicals.................................        03/31/05              6,149,147

                                               See Notes to Financial Statements

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                           Stated
  (000)                       Borrower                          Maturity*             Value
------------------------------------------------------------------------------------------------
            HEALTHCARE (CONTINUED)
$ 25,000    Paragon Health Network, Inc., Term Loan --
            Provider of long-term care...................  03/31/05 to 03/31/06   $   25,006,432
   5,000    Prime Medical Services, Inc., Term Loan --
            Provider of lithotripsy services.............        04/30/03              5,013,202
  37,500    Quest Diagnostics, Inc., Term Loan --
            Clinical testing laboratory..................  12/05/02 to 12/05/03       37,612,292
   7,980    SMT Health Services, Inc., Term Loan --
            Provider of diagnostic imaging services......        08/30/03              7,980,097
  25,000    Sterling Diagnostic, Inc., Term Loan --
            Manufacturer and marketer of medical imaging
            equipment....................................        09/30/05             25,017,894
  90,000    Sun Healthcare Group, Inc., Term Loan --
            Provider of healthcare services..............  11/12/04 to 11/12/05       90,000,554
  52,500    Total Renal Care Holdings, Inc., Term Loan --
            Provider of dialysis services................        09/30/07             52,500,954
   4,938    WGL Acquisition Corp., Term Loan --
            Manufacturer of implant batteries and medical
            devices......................................        07/30/04              4,937,661
                                                                                  --------------
                                                                                     818,108,649
                                                                                  --------------
            MANUFACTURING  7.0%
   9,325    Arena Brands, Inc., Term Loan -- Manufacturer
            of hats......................................        06/01/02              9,333,606
     758    Arena Brands, Inc., Revolving Credit.........        06/01/02                757,507
   7,406    CII Carbon, L.L.C., Term Loan -- Calcinated
            coke producer................................        09/30/04              7,426,406
  12,219    Calmar, Inc., Term Loan -- Manufacturer of
            dispensing and spray products................  09/15/03 to 03/15/04       12,223,463
   9,728    CBP Resources, Inc., Term Loan --
            Manufacturer of animal feed ingredients......        09/30/03              9,734,356
   8,307    Chatham Technologies Acquisition, Inc., Term
            Loan -- Manufacturer of custom electronic
            enclosures...................................  08/18/03 to 08/18/05        8,310,991
  50,913    Dal-Tile Group, Inc., Term Loan -- Ceramic
            tile and floor covering
            manufacturer/retailer........................  12/31/02 to 12/31/03       51,077,187
   5,079    Dal-Tile Group, Inc., Revolving Credit.......        12/31/02              5,082,742
   7,500    Desa International, Term Loan -- Diversified
            manufacturer of heaters, fireplaces, and
            specialty tools..............................        12/26/04              7,506,659
   9,321    Ebel USA, Inc., Term Loan -- Manufacturer of
            luxury time pieces...........................        09/30/01              9,325,736
   2,595    Essex Group, Inc., Revolving Credit --
            Manufacturer of electrical wire and cable....        10/31/01              2,605,868
  52,500    Evenflo & Spalding Holdings Corp., Term
            Loan -- Global manufacturer of branded
            sporting goods/juvenile products.............  09/30/03 to 03/30/06       51,470,553
   5,130    Evenflo & Spalding Holdings Corp., Revolving
            Credit.......................................        09/30/03              5,027,459
  17,375    Fairchild Semiconductor Corp., Term Loan --
            Manufacturer of semiconductors...............        03/11/03             17,390,586

                                               See Notes to Financial Statements

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                           Stated
  (000)                       Borrower                          Maturity*             Value
------------------------------------------------------------------------------------------------
            MANUFACTURING (CONTINUED)
$ 17,995    Foamex, L.P., Term Loan --
            Manufacturer/marketer of flexible
            polyurethane.................................  06/30/03 to 06/30/06   $   18,002,851
   3,652    Foamex, L.P., Revolving Credit...............        06/12/03              3,652,658
  34,000    Furniture Brands, Term Loan -- Manufacturer
            and marketer of furniture....................        06/30/07             34,000,000
  27,500    Goodman Manufacturing, Inc., Term Loan --
            Heating, air conditioning, and home appliance
            manufacturer.................................  09/30/04 to 09/30/05       27,522,719
   9,925    IAH Acquisition Corp., Term Loan -- Safety
            shoe manufacturer, distributor, and
            retailer.....................................        01/31/05              9,959,664
   6,419    Identity Group, Inc., Term Loan -- Designer,
            manufacturer, and distributor of identity
            products.....................................        11/22/03              6,432,224
  25,919    International Wire Group, Term Loan --
            Manufacturer of auto, appliance, and
            communication wires..........................        09/30/03             25,946,986
  29,925    IPC, Inc., Term Loan -- Manufacturer of
            packaging materials..........................        10/02/04             29,933,218
   6,133    Jet Plastica Industries, Inc., Term Loan --
            Manufacturer of disposable tableware
            products.....................................  12/31/02 to 12/31/04        6,151,865
  28,002    Johnstown America, Term Loan -- Manufacturer
            of railcars..................................        03/31/03             28,006,741
   9,658    RTI Funding Corp., Term Loan -- Manufacturer
            of building blocks for children..............  02/08/03 to 02/08/04        9,659,812
  20,000    Safelite Glass Corp., Term Loan --
            Manufacturer/installer of auto glass
            replacements.................................  12/23/04 to 12/23/05       20,000,000
   9,630    Signature Brands, Inc., Term Loan --
            Manufacturer of small appliances.............        08/15/01              9,640,602
   6,940    Simmons Co., Term Loan -- Manufacturer and
            distributor of bedding.......................        03/31/03              6,945,939
  24,979    UCAR International, Inc., Term Loan --
            Manufacturer of graphite/carbide
            electrodes...................................        12/31/02             24,993,311
   6,201    U.F. Acquisition, Term Loan -- Provider of
            fixtures and storage for retailer stores.....        12/15/02              6,203,661
   4,983    Walco International, Inc., Term Loan --
            Distributor of animal health products........        03/31/04              4,997,081
   1,115    Windy Hill Pet Food Co., Term Loan --
            Manufacturer of pet food products............        12/31/03              1,131,177
                                                                                  --------------
                                                                                     470,453,628
                                                                                  --------------
            MINING/METALS  0.8%
  10,732    Alliance Coal Corp., Term Loan -- Coal
            mining.......................................  12/31/01 to 12/31/02       10,756,358
  22,483    AMAX Gold, Inc., Term Loan -- Gold and silver
            mining and processing........................        12/31/01             22,521,250
   4,712    Centennial Resources, Inc., Term Loan -- Coal
            provider.....................................  03/31/02 to 03/31/04        4,726,954

                                               See Notes to Financial Statements

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                           Stated
  (000)                       Borrower                          Maturity*             Value
------------------------------------------------------------------------------------------------
            MINING/METALS (CONTINUED)
$  7,064    Fairmont Minerals, Ltd., Term Loan -- Silica
            sand and gravel producer.....................        02/25/05         $    7,064,025
   8,705    U.S. Silica Co., Term Loan -- Producer of
            industrial silica............................        12/31/03              8,719,351
                                                                                  --------------
                                                                                      53,787,938
                                                                                  --------------
            PAPER  5.5%
  10,000    Bear Island Paper Co., Term Loan -- Paper
            mill.........................................        12/31/05             10,002,678
  24,698    Crown Paper Co., Term Loan -- Producer of
            value-added paper products...................        08/23/02             24,718,654
   2,694    Crown Paper Co., Revolving Credit............        08/23/02              2,698,124
   4,000    CST Office Products, Corp., Term Loan --
            Manufacturer and distributor of stock
            computer forms...............................        12/31/01              4,020,897
   8,458    Fleming Packaging Co., Term Loan --
            Manufacturer of premium printed labels.......        08/30/04              8,459,909
 105,623    Jefferson Smurfit Corp., Term Loan --
            Manufacturer of corrugated paper products....  04/30/01 to 10/31/02      105,646,432
  13,985    S.D. Warren Co., Term Loan -- Manufacturer of
            coated-free paper............................        04/26/04             13,996,755
  15,500    St. Laurent Paper Products L.L.C., Term
            Loan -- Producer of integrated pulp and
            paper........................................  05/31/03 to 05/31/04       15,530,448
 175,180    Stone Container Corp., Term Loan --
            Manufacturer of paper products...............  04/01/00 to 10/01/03      175,783,303
     732    Stone Container Corp., Revolving Credit......        05/15/99                731,849
   7,851    Stronghaven, Inc., Term Loan -- Manufacturer
            of corrugated containers.....................        05/15/04              7,873,185
                                                                                  --------------
                                                                                     369,462,234
                                                                                  --------------
            PERSONAL/NON-DURABLE  1.6%
   9,453    Chattem, Inc., Term Loan -- Manufacturer and
            marketer of OTC pharmaceuticals..............        06/30/04              9,474,656
  17,728    Mary Kay Cosmetics, Inc., Term Loan -- Direct
            cosmetic sales...............................        03/06/04             17,780,460
     214    Mary Kay Cosmetics, Inc., Revolving Credit...        03/06/04                223,015
  24,875    Playtex Products, Inc., Term Loan --
            Manufacturer of beauty aid and hygiene
            products.....................................        09/15/03             24,898,130
  55,000    Revlon Consumer Products Corp., Term Loan --
            Manufacturer of cosmetics....................        05/30/02             55,068,974
                                                                                  --------------
                                                                                     107,445,235
                                                                                  --------------
            PRINTING/PUBLISHING  3.2%
  20,669    Advanstar Communications, Term Loan -- Trade
            magazine publisher...........................  12/31/02 to 12/21/03       20,713,557
  14,452    ADVO, Inc., Term Loan -- Direct mail
            marketer.....................................        09/29/03             14,457,428
  45,341    American Media Operations, Inc., Term Loan --
            Magazine/newspaper publisher.................  09/30/01 to 09/30/02       45,345,831

                                               See Notes to Financial Statements

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                           Stated
  (000)                       Borrower                          Maturity*             Value
------------------------------------------------------------------------------------------------
            PRINTING/PUBLISHING (CONTINUED)
$    273    American Media Operations, Inc., Revolving
            Credit.......................................        09/30/01         $      274,014
   2,333    Brylane, L.P., Term Loan -- Catalog retailer
            of apparel...................................        10/20/02              2,333,655
     467    Brylane, L.P., Revolving Credit..............        10/20/02                466,722
   9,000    Cygnus Publishing, Inc., Term Loan --
            Magazine publisher...........................        06/05/05              9,024,629
     735    Garden State Newspapers, Inc., Term Loan --
            Suburban newspaper operator..................        03/31/04                738,574
   4,214    Garden State Newspapers, Inc., Revolving
            Credit.......................................        06/30/03              4,250,601
  23,811    Journal News, Inc., Term Loan -- Multiple
            newspaper printer............................        12/31/02             23,818,860
  33,000    Morris Communications, Inc., Term Loan --
            Newspaper operator...........................  03/31/04 to 06/30/05       33,014,012
  10,783    Polyfibron Technologies, Inc., Term Loan --
            Manufacturer/marketer of consumable printing
            products.....................................        12/28/03             10,798,123
  19,000    PRIMEDIA, Inc., Term Loan -- Magazine
            publications.................................        06/30/04             19,015,567
   7,529    TWP Capital Corp., Term Loan -- Publisher of
            yellow pages.................................        10/01/04              7,529,497
   7,913    Von Hoffman Press, Inc., Term Loan --
            Manufacturer of textbooks....................  05/30/03 to 05/30/05        7,928,872
   1,528    Von Hoffman Press, Inc., Revolving Credit....        05/30/03              1,527,750
   5,000    Yellow Book USA, Inc., Term Loan -- Publisher
            of directories...............................  12/15/05 to 12/05/06        5,000,808
  10,000    21st Century Newspaper, Inc., Term Loan --
            Local newspaper publisher....................        09/15/03             10,005,079
                                                                                  --------------
                                                                                     216,243,579
                                                                                  --------------
            RESTAURANTS  0.4%
   5,686    California Pizza Kitchen, Inc., Term Loan --
            Restaurant chain.............................        09/30/04              5,686,329
     943    Carvel Corp., Term Loan -- Soft ice cream
            products franchiser..........................        12/31/98                942,814
   4,051    Long John Silver's Restaurants, Inc., Term
            Loan -- Retail seafood restaurant
            owner/operator...............................        09/30/04              4,179,093
  14,813    Shoney's, Inc., Term Loan -- Restaurant
            chain........................................        04/30/02             14,813,270
                                                                                  --------------
                                                                                      25,621,506
                                                                                  --------------
            RETAIL  1.8%
   7,500    Amazon.com, Inc., Term Loan -- Retailer of
            books online.................................        12/23/00              7,500,000
  17,086    Color Tile, Inc., Term Loan -- National
            retailer of floor and wall covering products
            (a) (b)......................................        12/31/98              6,663,504
   5,926    Kirkland's Holdings, Term Loan -- Retailer of
            decorative home accessories and gift items...        06/30/02              5,935,998
   9,278    Luxottica Group SPA, Term Loan --
            Manufacturer and distributor of eyeglasses...        06/30/01              9,277,556
   7,944    Murray's Discount Auto, Inc., Term Loan --
            Retailer of auto parts.......................        06/30/03              7,944,690

                                               See Notes to Financial Statements

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                           Stated
  (000)                       Borrower                          Maturity*             Value
------------------------------------------------------------------------------------------------
            RETAIL (CONTINUED)
$  7,385    Nebraska Book Co., Inc., Term Loan -- Used
            book distributor.............................        10/31/03         $    7,385,000
  25,959    Payless Cashways, Inc., Term Loan -- Building
            products retailer............................        11/30/02             25,959,037
   8,679    Payless Cashways, Inc., Revolving Credit.....        05/31/02              8,679,427
  10,761    Peebles, Inc., Term Loan -- Mid-Atlantic
            retailer.....................................        06/09/02             10,761,244
  17,500    QVC, Inc., Term Loan -- Home shopping
            television network...........................        02/15/02             17,515,690
  10,503    Service Merchandise Co., Inc., Term Loan --
            Catalog retailer.............................        09/10/02             10,506,893
   4,961    Vitamin Shoppe Industries, Inc., Term Loan --
            Retailer/marketer of vitamins................        05/15/04              4,961,553
                                                                                  --------------
                                                                                     123,090,592
                                                                                  --------------
            TEXTILES  1.4%
  11,270    American Marketing Industries, Inc., Term
            Loan -- Manufacturer of textiles.............        11/30/02             11,270,000
   8,955    GFSI, Inc., Term Loan -- Designer,
            manufacturer, and marketer of sportswear.....        03/31/04              8,963,150
   4,064    Homemaker Industries, Inc., Term Loan --
            Manufacturer of braided rugs.................        06/30/04              4,081,686
   5,394    Ithaca Industries, Inc., Term Loan --
            Manufacturer of undergarments and hosiery....        08/31/99              5,466,480
   1,292    Ithaca Industries, Inc., Revolving Credit....        08/31/99              1,358,713
  14,000    Joan Fabrics Corp., Term Loan -- Manufacturer
            of automobile and furniture textiles.........  06/30/05 to 06/30/06       15,002,903
  13,413    Johnston Industries, Inc., Term Loan --
            Diversified manufacturer of home furnishings
            and textiles.................................        03/28/03             13,429,111
  34,476    London Fog Industries, Inc., Term Loan --
            Manufacturer of rainwear and outerwear (c)...        05/31/02             25,909,842
   7,056    William Carter Co., Term Loan -- Manufacturer
            of children's clothing.......................        10/30/03              7,072,496
                                                                                  --------------
                                                                                      92,554,381
                                                                                  --------------
            TRANSPORTATION  1.8%
  29,500    Atlas Freighter Leasing, Inc., Term Loan --
            Air cargo carrier............................  05/29/04 to 06/30/04       29,526,550
  51,564    Continental Airlines, Inc., Term Loan --
            Airline passenger carrier....................  07/31/02 to 07/31/04       51,622,878
  39,654    Evergreen International Aviation, Inc., Term
            Loan -- Air cargo carrier....................  05/31/02 to 05/31/03       39,782,193
                                                                                  --------------
                                                                                     120,931,621
                                                                                  --------------

                                               See Notes to Financial Statements

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                           Stated
  (000)                       Borrower                          Maturity*             Value
------------------------------------------------------------------------------------------------
            WIRELESS COMMUNICATIONS/
            TELECOMMUNICATIONS  10.5%
$ 27,977    Arch Communications, Inc., Term Loan --
            Wireless communications operator.............  12/31/02 to 12/31/03   $   28,028,422
   7,750    Arch Communications, Inc., Revolving
            Credit.......................................        12/31/02              7,813,098
   5,950    Claricom, Inc., Term Loan -- Seller and
            servicer of telephone systems and software...        11/30/02              5,959,160
  12,331    Global TeleSystems Group, Inc., Term Loan --
            Provider of telecommunications networks and
            wireless services............................        11/30/02             12,331,068
   6,585    Intesys Technologies, Inc., Term Loan --
            Equipment manufacturer for
            telecommunications/autos.....................        12/31/01              6,588,072
  30,412    Iridium Operating LLC, Term Loan -- Global,
            wireless commercial telephone systems........        09/30/98             30,412,409
  12,500    Metrocall, Inc., Term Loan -- Provider of
            paging services..............................        12/31/04             12,500,060
   2,216    Metrocall, Inc., Revolving Credit............        12/31/04              2,338,495
  64,005    Mobilemedia Communications, Inc., Term
            Loan -- Nationwide paging operator...........  06/30/02 to 06/30/03       61,465,483
   2,555    Mobilemedia Communications, Inc., Revolving
            Credit.......................................        06/30/02              2,458,232
 111,363    Nextel Finance Co., Term Loan -- Wireless
            communications service provider..............  03/31/03 to 06/30/03      111,573,516
  16,592    Nextel Finance Co., Revolving Credit.........        03/30/03             17,502,696
  35,000    Omnipoint Communications Corp., Term Loan --
            Wireless communications/PCS service
            provider.....................................        12/31/04             35,000,000
  11,000    Powertel PCS, Inc., Revolving Credit --
            Wireless communications/PCS service
            provider.....................................        03/31/06             10,998,436
  34,098    Price Communications, Inc., Term Loan --
            Cellular communications provider.............  09/30/05 to 09/30/06       34,098,359
   6,867    Price Communications, Inc., Revolving
            Credit.......................................        09/30/05              6,866,747
  11,767    Shared Technologies, Inc., Term Loan --
            Provider of shared telecommunications
            services.....................................  03/30/01 to 03/31/03       11,773,456
   1,533    Shared Technologies, Inc., Revolving
            Credit.......................................        03/30/01              1,534,926
  75,000    Sprint Spectrum L.P., Term Loan -- PCS
            provider/wireless communications.............        01/31/02             75,280,377
  70,000    Sprint, Lucent Technologies Vendor Facility,
            Term Loan -- PCS provider/wireless
            communications...............................        06/30/01             70,359,526
  43,995    Sprint, Northern Telecom Vendor Facility,
            Term Loan -- PCS provider/wireless
            communications...............................        03/31/05             44,475,536
   9,500    Teletouch Communications, Inc., Term Loan --
            Provider of paging services..................        11/30/05              9,500,000
   5,727    USA Mobile Communications, Inc. II, Revolving
            Credit -- Wireless communications service
            provider.....................................        06/30/02              5,771,916
   2,500    Wavetech Corp., Term Loan -- Developer and
            manufacturer of communications testing
            equipment....................................        12/15/02              2,500,034

                                               See Notes to Financial Statements

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                           Stated
  (000)                       Borrower                          Maturity*             Value
------------------------------------------------------------------------------------------------
            WIRELESS COMMUNICATIONS/
            TELECOMMUNICATIONS (CONTINUED)
$ 30,000    Western PCS II Corp., Term Loan -- PCS
            owner/operator...............................        12/31/03         $   30,184,910
  65,000    Western Wireless Corp., Term Loan -- Cellular
            and personal communications services
            operator.....................................        03/31/05             65,009,991
                                                                                  --------------
                                                                                     702,324,925
                                                                                  --------------
            OTHER  1.7%
   1,050    AES Cemig Funding Corp., Term Loan --
            Electric utility provider....................        08/28/98              1,050,000
   1,750    AESEBA Funding Corp., Term Loan -- Electric
            utility provider.............................        08/28/98              1,750,000
  17,220    Allied Waste Industries, Inc., Term Loan --
            Solid waste management.......................        12/05/03             17,233,040
   4,358    Borg-Warner Security Corp., Revolving
            Credit -- Protection and security services
            provider.....................................        03/31/02              4,367,821
  16,000    Brand Scaffold Services, Inc., Term Loan --
            Industrial scaffolding rental services.......  09/30/02 to 09/30/04       16,041,895
     333    Brand Scaffold Services, Inc., Revolving
            Credit.......................................        09/30/02                337,842
   8,778    Kindercare Learning Centers, Inc., Term
            Loan -- Provider of educational and child
            care services................................        03/21/06              8,777,764
  19,035    LES, Inc., Term Loan -- Hazardous and
            industrial waste services....................  05/15/03 to 05/15/05       19,065,494
  10,000    Norwood Promotional Products, Inc., Term
            Loan -- Supplier of custom-imprinted
            promotional products.........................        08/28/04             10,001,743
   5,032    Panolam Industries, Inc., Term Loan --
            Manufactures and markets decorative panels...        01/31/03              5,037,651
   6,888    RIGCO North America, L.L.C., Term Loan --
            Lessor of semi-submersible offshore drilling
            rigs.........................................        09/30/98              6,904,030
   4,857    Smarte Carte Corp., Term Loan -- Manufacturer
            of airport carts and storage lockers.........        06/30/03              4,869,975
  15,777    United Stationers, Inc., Term Loan --
            Distributor of office paper products.........        10/31/03             15,788,234
                                                                                  --------------
                                                                                     111,225,489
                                                                                  --------------
            TOTAL VARIABLE RATE ** SENIOR LOAN INTERESTS  85.1%................    5,699,467,312
                                                                                  --------------
            EQUITIES  1.3%
            AFC Enterprises, Inc. (604,251 common shares) (d) (e)..............        3,625,506
            Best Products Co., Inc. (297,480 common shares) (e)................                0
            Best Products Co., Inc. (Warrants for 28,080 common shares) (e)....                0
            Camelot Music Holdings, Inc., (1,994,717 common shares)............       69,498,022
            Dan River, Inc. (192,060 common shares) (e)........................        2,832,885
            Classic Cable, Inc. (Warrants for 760 shares) (e)..................                0
            Flagstar Cos., Inc. (8,755 common shares) (e)......................            3,239
            London Fog Industries, Inc. (10,833,012 common shares) (d) (e).....                0

                                               See Notes to Financial Statements

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------


                             Borrower                                                Value
-----------------------------------------------------------------------------------------------
           EQUITIES (CONTINUED)
           London Fog Industries, Inc., ($19,181,547 par amount of preferred
           stock, 17.5% coupon, maturity 05/31/02) (c) (d)....................   $    9,590,774
           Nextel Communications, Inc. (Warrants for 60,000 common
           shares) (d) (e)....................................................          738,750
           Payless Cashways, Inc. (1,024,159 common shares) (e)...............        2,016,313
           Rigco N.A., L.L.C. (Warrants for .325% interest of company's fully
           diluted equity)....................................................           16,250
           Sarcom, Inc. (43 common shares) (e)................................                0
                                                                                 --------------
           TOTAL EQUITIES.....................................................       88,321,739
                                                                                 --------------
           TOTAL LONG-TERM INVESTMENTS  86.4%
           (Cost $5,824,985,388)..............................................    5,787,789,051
                                                                                 --------------
           SHORT-TERM INVESTMENTS  12.9%
           COMMERCIAL PAPER  1.5%
           Comdisco, Inc. ($25,000,000 par, maturing 02/23/98, yielding
           5.62%).............................................................       24,914,139
           Cox Communications, Inc. ($20,000,000 par, maturing 02/20/98,
           yielding 5.60%)....................................................       19,940,889
           Illinois Central Railroad Co. ($30,000,000 par, maturing 03/10/98,
           yielding 5.61%)....................................................       29,827,025
           Rite Aid Corp. ($14,500,000 par, maturing 02/12/98, yielding
           5.59%).............................................................       14,475,233
           XTRA, Inc. ($15,000,000 par, maturing 02/02/98 to 02/03/98,
           yielding 5.60% to 5.62%)...........................................       14,996,883
                                                                                 --------------
           TOTAL COMMERCIAL PAPER.............................................      104,154,169
                                                                                 --------------
           SHORT-TERM LOAN PARTICIPATIONS  11.4%
           American Stores Co. ($30,000,000 par, maturing 02/02/98 to
           03/06/98, yielding 5.72% to 6.08%).................................       30,000,000
           Army and Air Force Service Exchange ($30,000,000 par, maturing
           02/06/98 to 02/20/98, yielding 5.55% to 5.57%).....................       30,000,000
           Ashland Oil Co. ($25,000,000 par, maturing 02/02/98, yielding
           5.70%).............................................................       25,000,000
           Baxter International, Inc. ($7,000,000 par, maturing 02/03/98,
           yielding 5.54%)....................................................        7,000,000
           Bell Atlantic Financial Services, Inc. ($30,000,000 par, maturing
           02/10/98, yielding 5.51% to 5.52%).................................       30,000,000
           Bell Atlantic Networks ($20,000,000 par, maturing 02/11/98,
           yielding 5.50%)....................................................       20,000,000
           Cabot Corp. ($20,000,000 par, maturing 03/16/98 to 03/23/98,
           yielding 6.08% to 6.10%)...........................................       20,000,000
           Centex Corp. ($35,000,000 par, maturing 02/02/98 to 02/12/98,
           yielding 5.63% to 5.70%)...........................................       35,000,000
           Champion International Corp. ($20,000,000 par, maturing 02/24/98,
           yielding 5.63%)....................................................       20,000,000
           CIBC New York ($290,271,983 par, maturing 03/02/98, yielding
           6.625%)............................................................      290,271,983
           Conagra, Inc. ($27,000,000 par, maturing 02/06/98 to 02/13/98,
           yielding 5.62%)....................................................       27,000,000
           Echlin, Inc. ($30,000,000 par, maturing 02/12/98, yielding
           5.62%).............................................................       30,000,000
           Enron Corp. ($14,000,000 par, maturing 02/02/98, yielding 5.70%)...       14,000,000
           IKON Office Solutions, Inc. ($7,600,000 par, maturing 02/02/98,
           yielding 5.73%)....................................................        7,600,000
           Indiana Gas, Inc. ($10,000,000 par, maturing 02/03/98, yielding
           5.51%).............................................................       10,000,000

                                               See Notes to Financial Statements

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------


                             Borrower                                                Value
-----------------------------------------------------------------------------------------------
           SHORT-TERM LOAN PARTICIPATIONS (CONTINUED)
           McKesson Corp. ($30,000,000 par, maturing 02/18/98, yielding
           5.62%).............................................................   $   30,000,000
           National Rural Utilities Coop Financial ($30,000,000 par, maturing
           02/11/98 to 02/17/98, yielding 5.50% to 5.52%).....................       30,000,000
           Nipsco Capital Markets, Inc. ($12,700,000 par, maturing 02/12/98,
           yielding 5.65%)....................................................       12,700,000
           Ralston Purina Co. ($10,000,000 par, maturing 02/09/98, yielding
           5.62%).............................................................       10,000,000
           State Street Bank & Trust Co. ($11,000,000 par, maturing 02/02/98,
           yielding 5.25%)....................................................       11,000,000
           Temple Inland, Inc. ($11,000,000 par, maturing 02/06/98, yielding
           5.63%).............................................................       11,000,000
           TRW, Inc. ($30,000,000 par, maturing 02/05/98 to 02/06/98, yielding
           5.50%).............................................................       30,000,000
           Tyson Foods ($10,000,000 par, maturing 02/05/98, yielding 5.60%)...       10,000,000
           Universal Corp. ($10,000,000 par, maturing 02/05/98, yielding
           5.69%).............................................................       10,000,000
           Western Resources, Inc. ($10,000,000 par, maturing 02/03/98,
           yielding 5.66%)....................................................       10,000,000
                                                                                 --------------
           TOTAL SHORT-TERM LOAN PARTICIPATIONS...............................      760,571,983
                                                                                 --------------
           TOTAL SHORT-TERM INVESTMENTS  12.9%
           (Cost $864,726,152)................................................      864,726,152
                                                                                 --------------
           TOTAL INVESTMENTS  99.3%
           (Cost $6,689,711,540)..............................................    6,652,515,203
           OTHER ASSETS IN EXCESS OF LIABILITIES  0.7%........................       44,400,628
                                                                                 --------------
           NET ASSETS  100.0%.................................................   $6,696,915,831
                                                                                 ==============

(a) Non-income producing senior loan interest.

(b) This Borrower has filed for protection in federal bankruptcy court.

(c) Payment-in-kind security.

(d) Restricted security.

(e) Non-income producing security as this stock currently does not declare dividends.

* Senior Loans in the Trust's portfolio generally are subject to mandatory and/or optional prepayment. Because of these mandatory prepayment conditions and because there may be significant economic incentives for a Borrower to prepay, prepayments of Senior Loans in the Trust's portfolio may occur. As a result, the actual remaining maturity of Senior Loans held in the Trust's portfolio may be substantially less than the stated maturities shown. Although the Trust is unable to accurately estimate the actual remaining maturity of individual Senior Loans, the Trust estimates that the actual average maturity of the Senior Loans held in its portfolio will be approximately 18-24 months.

** Senior Loans in which the Trust invests generally pay interest at rates which are periodically redetermined by reference to a base lending rate plus a premium. These base lending rates are generally (i) the prime rate offered by one or more major United States banks, (ii) the lending rate offered by one or more major European banks, such as the London Inter-Bank Offered Rate ("LIBOR") and (iii) the certificate of deposit rate. Senior loans are generally considered to be restricted in that the Trust ordinarily is contractually obligated to receive approval from the Agent Bank and/or borrower prior to the disposition of a Senior Loan.

                                               See Notes to Financial Statements

                      STATEMENT OF ASSETS AND LIABILITIES

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

ASSETS:
Total Investments (Cost $6,689,711,540).....................  $6,652,515,203
Receivables:
  Interest and Fees.........................................      47,305,237
  Fund Shares Sold..........................................      24,906,105
  Investments Sold..........................................       1,848,229
Other.......................................................         121,364
                                                              --------------
    Total Assets............................................   6,726,696,138
                                                              --------------
LIABILITIES:
Payables:
  Income Distributions......................................       9,135,281
  Investment Advisory Fee...................................       5,300,054
  Administrative Fee........................................       1,425,053
  Distributor and Affiliates................................       1,095,896
  Fund Shares Repurchased...................................       1,011,504
  Custodian Bank............................................         989,158
Deferred Facility Fees......................................       8,260,344
Accrued Expenses............................................       2,485,450
Trustees' Deferred Compensation and Retirement Plans........          77,567
                                                              --------------
    Total Liabilities.......................................      29,780,307
                                                              --------------
NET ASSETS..................................................  $6,696,915,831
                                                              ==============
NET ASSETS CONSIST OF:
Common Shares ($.01 par value with an unlimited number of
  shares authorized, 671,740,987 shares issued and
  outstanding)..............................................  $    6,717,410
Paid in Surplus.............................................   6,719,618,168
Accumulated Undistributed Net Investment Income.............      11,722,204
Accumulated Net Realized Loss...............................      (3,945,614)
Net Unrealized Depreciation.................................     (37,196,337)
                                                              --------------
NET ASSETS..................................................  $6,696,915,831
                                                              ==============
NET ASSET VALUE PER COMMON SHARE
  ($6,696,915,831 divided by 671,740,987 shares
  outstanding)..............................................  $         9.97
                                                              ==============

                                               See Notes to Financial Statements

                            STATEMENT OF OPERATIONS

             For the Six Months Ended January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

INVESTMENT INCOME:
Interest....................................................  $263,409,515
Fees........................................................    10,796,013
Other.......................................................     1,303,172
                                                              ------------
    Total Income............................................   275,508,700
                                                              ------------
EXPENSES:
Investment Advisory Fee.....................................    30,536,567
Administrative Fee..........................................     8,202,319
Shareholder Services........................................     3,609,020
Legal.......................................................     1,012,000
Custody.....................................................       918,660
Trustee Fees and Expenses...................................        11,710
Other.......................................................     2,036,894
                                                              ------------
    Total Expenses..........................................    46,327,170
                                                              ------------
NET INVESTMENT INCOME.......................................  $229,181,530
                                                              ============
REALIZED AND UNREALIZED GAIN/LOSS:
Net Realized Gain...........................................  $  3,647,277
                                                              ------------
Unrealized Appreciation/Depreciation:
  Beginning of the Period...................................   (31,460,156)
  End of the Period.........................................   (37,196,337)
                                                              ------------
Net Unrealized Depreciation During the Period...............    (5,736,181)
                                                              ------------
NET REALIZED AND UNREALIZED LOSS............................  $ (2,088,904)
                                                              ============
NET INCREASE IN NET ASSETS FROM OPERATIONS..................  $227,092,626
                                                              ============

                                               See Notes to Financial Statements

                       STATEMENT OF CHANGES IN NET ASSETS

                 For the Six Months Ended January 31, 1998 and
                    the Year Ended July 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

                                                          Six Months Ended     Year Ended
                                                          January 31, 1998   July 31, 1997
-------------------------------------------------------------------------------------------
FROM INVESTMENT ACTIVITIES:
Net Investment Income....................................  $  229,181,530    $  392,667,747
Net Realized Gain........................................       3,647,277           442,960
Net Unrealized Depreciation During the Period............      (5,736,181)      (25,147,243)
                                                           --------------    --------------
Change in Net Assets from Operations.....................     227,092,626       367,963,464
Distributions from Net Investment Income.................    (222,829,155)     (390,215,999)
                                                           --------------    --------------
NET CHANGE IN NET ASSETS FROM INVESTMENT ACTIVITIES......       4,263,471       (22,252,535)
                                                           --------------    --------------
FROM CAPITAL TRANSACTIONS:
Proceeds from Common Shares Sold.........................     712,453,217     1,781,772,630
Value of Shares Issued Through Dividend Reinvestment.....     118,070,057       209,636,808
Cost of Shares Repurchased...............................    (374,838,695)     (597,973,300)
                                                           --------------    --------------
NET CHANGE IN NET ASSETS FROM CAPITAL TRANSACTIONS.......     455,684,579     1,393,436,138
                                                           --------------    --------------
TOTAL INCREASE IN NET ASSETS.............................     459,948,050     1,371,183,603
NET ASSETS:
Beginning of the Period..................................   6,236,967,781     4,865,784,178
                                                           --------------    --------------
End of the Period (Including accumulated undistributed
  net investment income of $11,722,204 and $5,369,829,
  respectively)..........................................  $6,696,915,831    $6,236,967,781
                                                           ==============    ==============

                                               See Notes to Financial Statements

                            STATEMENT OF CASH FLOWS

             For the Six Months Ended January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

CHANGE IN NET ASSETS FROM OPERATIONS........................  $ 227,092,626
                                                              -------------
Adjustments to Reconcile the Change in Net Assets from
  Operations to Net Cash Used for Operating Activities:
  Increase in Investments at Value..........................   (445,158,960)
  Increase in Interest and Fees Receivables.................     (1,916,489)
  Increase in Receivable for Investments Sold...............     (1,091,932)
  Increase in Other Assets..................................        (84,152)
  Decrease in Deferred Facility Fees........................     (9,847,808)
  Increase in Investment Advisory and Administrative Fees
    Payable.................................................        440,934
  Increase in Distributor and Affiliates Payable............        647,958
  Increase in Accrued Expenses..............................        127,511
  Increase in Deferred Compensation and Retirement Plans
    Expenses................................................          9,224
                                                              -------------
    Total Adjustments.......................................   (456,873,714)
                                                              -------------
NET CASH USED FOR OPERATING ACTIVITIES......................   (229,781,088)
                                                              -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Shares Sold...................................    710,515,539
Payments on Shares Repurchased..............................   (374,201,633)
Decrease in Intra-day Credit Line...........................     (4,107,869)
Cash Dividends Paid.........................................   (102,424,949)
                                                              -------------
  Net Cash Provided by Financing Activities.................    229,781,088
                                                              -------------
NET INCREASE IN CASH........................................            -0-
Cash at Beginning of the Period.............................            -0-
                                                              -------------
CASH AT END OF THE PERIOD...................................  $         -0-
                                                              =============

                                               See Notes to Financial Statements

                              FINANCIAL HIGHLIGHTS

  The following schedule presents financial highlights for one common share of the Trust outstanding throughout the periods indicated. (Unaudited)
--------------------------------------------------------------------------------

                                     Six Months                 Year Ended July 31,
                                       Ended         -----------------------------------------
                                  January 31, 1998     1997       1996       1995       1994
----------------------------------------------------------------------------------------------
Net Asset Value, Beginning of the
  Period.........................     $  9.963       $ 10.002   $ 10.046   $ 10.052   $ 10.004
                                      --------       --------   --------   --------   --------
  Net Investment Income..........         .347           .701       .735       .756       .618
  Net Realized and Unrealized
    Gain/Loss....................        (.003)         (.042)     (.028)     (.004)      .015
                                      --------       --------   --------   --------   --------
Total from Investment
  Operations.....................         .344           .659       .707       .752       .633
                                      --------       --------   --------   --------   --------
Less:
  Distributions from Net
    Investment Income............         .338           .698       .751       .758       .585
  Distributions in Excess of Net
    Investment Income............          -0-            -0-        -0-        -0-        -0-
                                      --------       --------   --------   --------   --------
Total Distributions..............         .338           .698       .751       .758       .585
                                      --------       --------   --------   --------   --------
Net Asset Value, End of the
  Period.........................     $  9.969       $  9.963   $ 10.002   $ 10.046   $ 10.052
                                      ========       ========   ========   ========   ========
Total Return (a).................        3.55%*         6.79%      7.22%      7.82%      6.52%
Net Assets at End of the Period
  (In millions)..................     $6,696.9       $6,237.0   $4,865.8   $2,530.1   $1,229.0
Ratio of Expenses to Average Net
  Assets.........................        1.41%          1.42%      1.46%      1.49%      1.53%
Ratio of Net Investment Income to
  Average Net Assets.............        6.99%          7.02%      7.33%      7.71%      6.16%
Portfolio Turnover (b)...........          39%*           83%        66%        71%        74%

(a) Total Return is based upon net asset value which does not include payment of the contingent deferred sales charge.

(b) Calculation includes the proceeds from repayments and sales of variable rate senior loan interests.

 *  Non-Annualized

                                               See Notes to Financial Statements

                         NOTES TO FINANCIAL STATEMENTS

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES

Van Kampen American Capital Prime Rate Income Trust (the "Trust") is registered as a non-diversified closed-end management investment company under the Investment Company Act of 1940, as amended. The Trust's investment objective is to provide a high level of current income, consistent with preservation of capital. The Trust seeks to achieve its objective by investing primarily in a portfolio of interests in floating or variable rate senior loans to United States corporations, partnerships and other entities. The Trust commenced investment operations on October 4, 1989.

    The following is a summary of significant accounting policies consistently followed by the Trust in the preparation of its financial statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A. SECURITY VALUATION--The value of the Trust's Variable Rate Senior Loan interests, totaling $5,699,467,312 (85.1% of net assets) is determined in the absence of actual market values by Van Kampen American Capital Investment Advisory Corp. (the "Adviser") following guidelines and procedures established, and periodically reviewed, by the Board of Trustees. The value of a Variable Rate Senior Loan interest in the Trust's portfolio is determined with reference to changes in market interest rates and to the creditworthiness of the underlying obligor. In valuing Variable Rate Senior Loan interests, the Adviser considers market quotations and transactions in instruments that the Adviser believes may be comparable to such Variable Rate Senior Loan interests. In determining the relationship between such instruments and the Variable Rate Senior Loan interests, the Adviser considers such factors as the creditworthiness of the underlying obligor, the current interest rate, the interest rate redetermination period and maturity date. To the extent that reliable market transactions in Variable Rate Senior Loan interests have occurred, the Adviser also considers pricing information derived from such secondary market transactions in valuing Variable Rate Senior Loan interests. Because of uncertainty inherent in the valuation process, the estimated value of a Variable Rate Senior Loan interest may differ significantly from the value that would have been used had there been market activity for that Variable Rate Senior Loan interest. Equity securities are valued on the basis of prices

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

furnished by pricing services or as determined in good faith by the Adviser. Short-term securities with remaining maturities of 60 days or less are valued at amortized cost.

B. SECURITY TRANSACTIONS--Investment transactions are recorded on a trade date basis. Realized gains and losses are determined on an identified cost basis.

C. INVESTMENT INCOME--Interest income is recorded on an accrual basis. Facility fees received are recognized as income ratably over the expected life of the loan. Facilities fees on senior loans purchased after July 31, 1997, are treated as market discount. Market premiums and discounts are amortized over the stated life of each applicable security.

D. FEDERAL INCOME TAXES--It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no provision for federal income taxes is required.

    The Trust intends to utilize provisions of the federal income tax laws which allow it to carry a realized capital loss forward for eight years following the year of the loss and offset such losses against any future realized capital gains. At July 31, 1997, the Trust had an accumulated capital loss carryforward for tax purposes of $3,643,444, which will expire on July 31, 2004. Net realized gains or losses may differ for financial and tax reporting purposes primarily as a result of post October 31 losses which are not recognized for tax purposes until the first day of the following fiscal year.

    At January 31, 1998, for federal income tax purposes cost of long- and short-term investments is $6,689,711,540, the aggregate gross unrealized appreciation is $32,554,630 and the aggregate gross unrealized depreciation is $69,750,967 resulting in net unrealized depreciation of $37,196,337.

E. DISTRIBUTION OF INCOME AND GAINS--The Trust declares daily and pays monthly dividends from net investment income. Net realized gains, if any, are distributed annually. Distributions from net realized gains for book purposes may include short-term capital gains, which are included as ordinary income for tax purposes.

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

2. INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES

Under the terms of the Trust's Investment Advisory Agreement, the Adviser will provide investment advice and facilities to the Trust for an annual fee payable monthly as follows:

AVERAGE NET ASSETS                                        % PER ANNUM
---------------------------------------------------------------------
First $4.0 billion......................................   .950 of 1%
Next $3.5 billion.......................................   .900 of 1%
Next $2.5 billion.......................................   .875 of 1%
Over $10.0 billion......................................   .850 of 1%

    In addition, the Trust will pay a monthly administrative fee to Van Kampen American Capital Distributors, Inc., the Trust's Administrator, at an annual rate of .25% of the average net assets of the Trust. The administrative services to be provided by the Administrator include monitoring the provisions of the loan agreements and any agreements with respect to participations and assignments, record keeping responsibilities with respect to interests in Variable Rate Senior Loans in the Trust's portfolio and providing certain services to the holders of the Trust's securities.

    For the six months ended January 31, 1998, the Trust recognized expenses of approximately $188,000 representing legal services provided by Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel to the Trust, of which a trustee of the Trust is an affiliated person.

    For the six months ended January 31, 1998, the Trust recognized expenses of approximately $37,500 representing the Administrator's or its affiliates' (collectively "VKAC") cost of providing legal services to the Trust.

    ACCESS Investor Services, Inc. ("ACCESS"), an affiliate of the Adviser, serves as the shareholder servicing agent of the Trust. For the six months ended January 31, 1998, the Trust recognized expenses of approximately $2,624,700, representing ACCESS' cost of providing transfer agency and shareholder services plus a profit.

    Certain officers and trustees of the Trust are also officers and directors of VKAC. The Trust does not compensate its officers or trustees who are officers of VKAC.

    The Trust provides deferred compensation and retirement plans for its trustees who are not officers of VKAC. Under the deferred compensation plan, trustees may elect to defer all or a portion of their compensation to a later date. Benefits under the retirement plan are payable for a ten-year period and are based upon each trustee's years of service to the Trust. The maximum annual benefit per trustee under the plan is equal to the trustee's annual retainer fee, which is currently $2,500.

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

3. CAPITAL TRANSACTIONS

    At January 31, 1998 and July 31, 1997, paid in surplus aggregated $6,719,618,168 and $6,264,390,819, respectively.

    Transactions in common shares were as follows:

                                             SIX MONTHS
                                                  ENDED         YEAR ENDED
                                       JANUARY 31, 1998      JULY 31, 1997
--------------------------------------------------------------------------
Beginning Shares........................    626,018,023       486,490,317
                                            -----------       -----------
Shares Sold.............................     71,491,711       178,438,954
Shares Issued Through Dividend
  Reinvestment..........................     11,848,368        20,996,830
Shares Repurchased......................    (37,617,115)      (59,908,078)
                                            -----------       -----------
Net Increase in Shares Outstanding......     45,722,964       139,527,706
                                            -----------       -----------
Ending Shares...........................    671,740,987       626,018,023
                                            ===========       ===========

4. INVESTMENT TRANSACTIONS

During the period, the cost of purchases and proceeds from investments sold and repaid, excluding short-term investments, were $2,687,937,870 and $2,224,680,751, respectively.

5. TENDER OF SHARES

The Board of Trustees currently intends, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its then outstanding common shares at the then net asset value of the common shares. For the six months ended January 31, 1998, 37,617,115 shares were tendered and repurchased by the Trust.

6. EARLY WITHDRAWAL CHARGE

An early withdrawal charge to recover offering expenses will be imposed in connection with most common shares held for less than five years which are accepted by the Trust for repurchase pursuant to tender offers. The early withdrawal charge will be payable to

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

VKAC. Any early withdrawal charge which is required to be imposed will be made in accordance with the following schedule.

                                                           WITHDRAWAL
YEAR OF REPURCHASE                                             CHARGE
---------------------------------------------------------------------
First....................................................        3.0%
Second...................................................        2.5%
Third....................................................        2.0%
Fourth...................................................        1.5%
Fifth....................................................        1.0%
Sixth and following......................................        0.0%

    For the six months ended January 31, 1998, VKAC received early withdrawal charges of approximately $4,976,500 in connection with tendered shares of the Trust.

7. COMMITMENTS

Pursuant to the terms of certain of the Variable Rate Senior Loan agreements, the Trust had unfunded loan commitments of approximately $443,863,200 as of January 31, 1998. The Trust generally will maintain with its custodian short-term investments having an aggregate value at least equal to the amount of unfunded loan commitments.

    The Trust has entered into a revolving credit agreement with a syndicate led by Bank of America for an aggregate of $250,000,000. The proceeds of any borrowing by the Trust under the revolving credit agreement may only be used, directly or indirectly, for liquidity purposes in connection with the consummation of a tender offer by the Trust for its shares. Annual commitment fees of .065% are charged on the unused portion of the credit line. Borrowings under this facility will bear interest at either the LIBOR rate or the Federal Funds rate plus .375%. There have been no borrowings under this agreement to date.

                          January 31, 1998 (Unaudited)
--------------------------------------------------------------------------------

8. SENIOR LOAN PARTICIPATION COMMITMENTS

The Trust invests primarily in participations, assignments, or acts as a party to the primary lending syndicate of a Variable Rate Senior Loan interest to United States corporations, partnerships, and other entities. When the Trust purchases a participation of a Senior Loan interest, the Trust typically enters into a contractual agreement with the lender or other third party selling the participation, but not with the borrower directly. As such, the Trust assumes the credit risk of the borrower, Selling Participant or other persons interpositioned between the Trust and the borrower.

    At January 31, 1998, the following sets forth the selling participants with respect to interests in Senior Loans purchased by the Trust on a participation basis.

                                                  PRINCIPAL
                                                     AMOUNT      VALUE
SELLING PARTICIPANT                                   (000)      (000)
----------------------------------------------------------------------
Bankers Trust...................................  $107,880    $107,852
Donaldson Lufkin Jenrette.......................    46,500      46,687
NationsBank.....................................    26,000      26,016
Canadian Imperial Bank of Commerce..............    20,133      20,041
Goldman Sachs...................................    19,552      19,441
Merrill Lynch Capital Corp......................    18,039      18,069
Bank of New York................................    15,862      15,872
Chase Securities Inc............................    13,033      13,043
ABN AMRO........................................     4,444       4,453
Fleet National Bank.............................     2,500       2,500
                                                  --------    --------
Total...........................................  $273,943    $273,974
                                                  ========    ========

                        INDEPENDENT ACCOUNTANTS' REPORT

The Board of Trustees and Shareholders of
Van Kampen American Capital Prime Rate Income Trust:

We have audited the accompanying statement of assets and liabilities of Van Kampen American Capital Prime Rate Income Trust (the "Trust"), including the portfolio of investments, as of July 31, 1997, and the related statements of operations and cash flows for the year then ended, the statement of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities and variable rate senior loan interests owned as of July 31, 1997, by correspondence with the custodian and selling or agent banks; where replies were not received we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Van Kampen American Capital Prime Rate Income Trust as of July 31, 1997, the results of its operations and cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the periods presented in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

Chicago, Illinois
September 8, 1997

                            PORTFOLIO OF INVESTMENTS

                                 July 31, 1997
--------------------------------------------------------------------------------

Principal
 Amount                                                                          Stated
  (000)                               Borrower                                 Maturity*            Value
-------------------------------------------------------------------------------------------------------------
            VARIABLE RATE ** SENIOR LOAN INTERESTS 85.1%
            AEROSPACE/DEFENSE  1.6%
 $10,103    Aerostructures Corp., Term Loan -- Manufacturer and
            assembler of structural aircraft parts......................  09/30/03 to 09/30/04   $ 10,124,643
  11,740    Alliant Techsystems, Inc., Term Loan -- Manufacturer of
            ordnance, composite metals..................................        03/15/01           11,756,648
   8,807    Fiberite, Inc., Term Loan -- Manufacturer of composite
            fibers......................................................        12/31/01            8,815,769
  49,167    Gulfstream Delaware Corp., Term Loan -- Aircraft
            manufacturer................................................        09/30/02           49,246,746
   5,503    L-3 Communications Corp., Term Loan -- Provider of secure
            communications systems......................................  03/31/03 to 03/31/06      5,513,187
   4,975    MAG Aerospace Industries, Inc., Term Loan -- Supplier of
            waste and trash systems to the aerospace industry...........        06/15/03            5,000,386
   8,000    Tri-Star, Inc., Term Loan -- Distributor of aerospace
            fasteners...................................................        09/30/03            8,054,020
                                                                                                 ------------
                                                                                                   98,511,399
                                                                                                 ------------
            AUTOMOTIVE  2.5%
   8,500    American Bumper and Manufacturing Co., Term Loan --
            Manufacturer of light truck
            and SUV bumpers.............................................        04/30/04            8,520,286
  17,972    Blue Bird Body Co., Term Loan -- Manufacturer of school
            buses.......................................................        11/19/03           18,007,785
   1,833    Blue Bird Body Co., Revolving Credit........................        11/19/03            1,833,352
  28,000    Cambridge Industries, Inc., Term Loan -- Manufacturer of
            plastic components for automobiles..........................        06/30/05           28,036,930
  16,411    Collins & Aikman Products Co., Term Loan -- Manufacturer of
            auto interiors, home interiors and wallpaper................  01/13/02 to 12/31/02     16,442,619
  17,265    Columbus-McKinnon Corp., Term Loan -- Manufacturer of
            material handling equipment.................................  09/30/01 to 09/30/03     17,308,551
   4,648    Columbus-McKinnon Corp., Revolving Credit...................        09/30/01            4,649,341
   9,975    Exide Corp., Term Loan -- Manufacturer of auto and
            industrial batteries........................................        06/15/01            9,978,764
  15,928    Hayes Wheels International, Inc., Term Loan -- Designer and
            manufacturer of car and truck wheels........................  07/31/04 to 07/31/05     15,967,934
  11,780    Numatics, Inc., Term Loan -- Manufacturer of pneumatic fluid
            power equipment.............................................        12/31/03           11,814,486
  10,000    The Plastech Group, Term Loan -- Manufacturer and designer
            of thermoplastic automotive parts...........................  04/01/02 to 04/01/04     10,004,286
  10,009    Stanadyne Automotive Corp., Term Loan -- Manufacturer of
            diesel injection devices and engine parts...................        12/31/01           10,009,175
                                                                                                 ------------
                                                                                                  152,573,509
                                                                                                 ------------
            BROADCASTING  4.5%
  25,170    American Radio Systems Corp., Revolving Credit -- Radio
            station owner/operator......................................        12/31/04           25,297,215
  12,570    Benedek Broadcasting Corp., Term Loan -- Television station
            owner/operator..............................................  05/01/01 to 11/01/02     12,602,962
  26,667    Chancellor Broadcasting Co., Term Loan -- Radio station
            owner/operator..............................................        06/30/04           26,795,212
   1,465    Chancellor Broadcasting Co., Revolving Credit...............        06/30/04            1,576,621
  53,571    Evergreen Media Corp. of Los Angeles, Term Loan -- Radio
            station owner/operator......................................        06/30/05           53,736,606
   7,029    Evergreen Media Corp. of Los Angeles, Revolving Credit......        06/30/05            7,093,795
   9,227    Jacor Communications, Inc., Term Loan -- Radio station
            owner/operator..............................................        06/12/04            9,255,306
  10,919    Katz Media Corp., Term Loan -- Media representation firm....        12/31/04           10,937,087
   1,693    Katz Media Corp., Revolving Credit..........................        12/31/04            1,698,250
  15,000    Patterson Broadcasting, Inc., Term Loan -- Radio station
            operator....................................................        06/30/04           15,050,540
   9,427    River City Broadcasting, L.P., Term Loan -- Midwestern radio
            station owner/operator......................................        12/31/99            9,454,087
  10,710    SFX Broadcasting, Inc., Revolving Credit -- Radio station
            owner/operator..............................................        06/30/05           10,743,623
  45,200    Sinclair Broadcasting, Term Loan -- Television and radio
            station owner/operator......................................        12/31/04           45,264,651
  21,614    Sullivan Broadcasting, Term Loan -- Television station
            owner/operator..............................................        12/31/03           21,641,709
     383    Sullivan Broadcasting, Revolving Credit.....................        12/31/03              384,611
   3,677    Universal Outdoor, Inc., Term Loan -- Outdoor advertiser....        09/20/03            3,677,330
  15,500    Universal Outdoor, Inc., Revolving Credit...................        09/30/03           15,575,146
   9,926    Young Broadcasting, Inc., Term Loan -- Television station
            operator....................................................        09/30/03            9,964,365
                                                                                                 ------------
                                                                                                  280,749,116
                                                                                                 ------------
            BUILDING/HOUSING  2.0%
  19,454    Behr Process Corp., Term Loan -- Manufacturer of paint......  03/31/02 to 03/31/05     19,473,155
   1,412    Behr Process Corp., Revolving Credit........................        03/31/02            1,411,789

                                               See Notes to Financial Statements

                                 July 31, 1997
--------------------------------------------------------------------------------

Principal
 Amount                                                                          Stated
  (000)                               Borrower                                 Maturity*            Value
-------------------------------------------------------------------------------------------------------------

            BUILDING/HOUSING (CONTINUED)
 $13,750    Falcon Building Products, Inc., Term Loan -- Manufacturer of
            building products...........................................        06/30/05         $ 13,802,083
  59,750    National Gypsum Co., Term Loan -- Manufacturer of
            wallboard...................................................        09/20/03           59,792,054
  23,602    Walter Industries, Inc., Term Loan -- Home builder..........  01/22/02 to 01/22/03     23,644,962
   5,443    Walter Industries, Inc., Revolving Credit...................        01/22/02            5,529,537
                                                                                                 ------------
                                                                                                  123,653,580
                                                                                                 ------------
            CABLE  11.0%
  23,107    Adelphia Cable Partners, L.P., Revolving Credit -- Cable
            television operator.........................................        12/31/03           23,230,162
  22,500    Bresnan Communications Co., L.P., Term Loan -- Cable
            television systems operator.................................        03/31/06           22,653,552
   5,970    Cable Systems International, Inc., Term Loan -- Manufacturer
            of electrical wire and cable................................        12/31/02            5,984,166
  12,000    Cablevision of Ohio, Term Loan -- Cable television
            owner/operator..............................................        12/31/05           12,016,335
  46,500    Charter Communications Entertainment I, Term Loan -- Cable
            television systems operator.................................        06/30/04           46,531,468
  10,414    Charter Communications Entertainment II, Term Loan -- Cable
            television systems operator.................................  06/30/05 to 12/31/05     10,429,793
   3,169    Charter Communications Entertainment II, Revolving Credit...        06/30/05            3,169,433
  32,000    Charter Communications Entertainment II & Long Beach, Term
            Loan -- Cable television systems operator...................        03/31/06           32,123,089
  47,500    Chelsea Communications, Inc., Term Loan -- Cable television
            systems operator............................................        12/31/04           47,553,724
  21,034    Classic Cable, Inc., Term Loan -- Cable television systems
            operator....................................................        06/30/05           21,074,828
  16,717    Coaxial Communications of Central Ohio, Term Loan -- Cable
            television systems operator.................................        12/31/99           16,718,050
  25,875    Comcast MH Holdings, Inc., Revolving Credit -- Cable
            television systems operator.................................        12/31/03           25,903,002
   2,406    CSG Systems, Inc., Term Loan -- Communications management
            consultant..................................................        12/31/00            2,407,886
  45,037    Falcon Holdings Group, L.P., Term Loan -- Cable television
            systems operator............................................        07/11/05           45,086,436
   9,260    Falcon Holdings Group, L.P., Revolving Credit...............        07/11/05            9,309,094
  26,500    Frontiervision Operating Partners, L.P., Term Loan -- Cable
            television systems operator.................................        06/30/05           26,557,637
  22,778    Garden State Cablevision, L.P., Revolving Credit -- Cable
            television systems owner/operator...........................        06/30/05           22,778,667
  33,971    Hilton Head Communications, L.P., Revolving Credit -- Cable
            television systems operator.................................        06/30/03           34,138,774
  11,000    Insight Communication Co., L.P., Term Loan -- Cable
            television systems operator.................................        03/31/05           11,027,541
   8,200    Insight Communication Co., L.P., Revolving Credit...........        03/31/05            8,233,263
  18,500    InterMedia Partners IV, L.P., Term Loan -- Cable television
            systems owner/operator......................................        01/01/05           18,523,830
   6,139    James Cable Partners, L.P., Term Loan -- Cable television
            systems operator............................................        06/30/00            6,152,799
     500    James Cable Partners, L.P., Revolving Credit................        06/30/00              501,935
   7,000    Lenfest Communications, Inc., Term Loan -- Cable television
            systems operator............................................        09/30/03            7,019,193
   7,350    Lenfest Communications, Inc., Revolving Credit..............        09/30/03            7,393,215
  67,313    Marcus Cable Operating Co., Term Loan -- Cable television
            systems operator............................................  12/31/02 to 04/30/04     67,464,833
   3,095    Marcus Cable Operating Co., Revolving Credit................        12/31/02            3,118,008
   5,000    Mark Twain Cablevision, L.P., Term Loan -- Cable television
            systems operator............................................        06/30/04            5,026,115
  10,800    Northland Cable Television, Inc., Term Loan -- Cable
            television systems operator.................................        09/30/04           10,837,489
  47,500    TCI Pacific, Inc., Term Loan -- Cable television systems
            operator....................................................        12/31/04           47,581,205
   7,890    TCI Southeast, Inc., Revolving Credit -- Cable television
            systems operator............................................        06/30/01            7,906,536
  30,714    Triax Midwest Associates, Term Loan -- Cable television
            systems operator............................................  06/30/04 to 06/30/05     30,813,692
   2,730    Triax Midwest Associates, Revolving Credit..................        06/30/04            2,738,720
  27,029    TW Fanch, Revolving Credit -- Cable television systems
            operator....................................................        12/31/04           27,145,560
  19,600    UCA Group, Revolving Credit -- Cable television systems
            operator....................................................        09/30/03           19,683,974
                                                                                                 ------------
                                                                                                  688,834,004
                                                                                                 ------------

                                               See Notes to Financial Statements

                                 July 31, 1997
--------------------------------------------------------------------------------

Principal
 Amount                                                                          Stated
  (000)                               Borrower                                 Maturity*            Value
-------------------------------------------------------------------------------------------------------------


            CHEMICAL  3.3%
 $11,396    Cedar Chemicals Corp., Term Loan -- Manufacturer of
            fertilizer..................................................        10/30/03         $ 11,417,257
   7,448    Geo Specialty Chemicals, Inc., Term Loan -- Manufacturer of
            specialty chemicals.........................................  09/25/02 to 03/25/04      7,492,121
   7,923    Hampshire Chemical Co., Term Loan -- Manufacturer of
            specialty chemicals.........................................        09/01/03            7,925,963
  47,507    Huntsman Group Holdings, Term Loan -- Integrated chemical,
            plastic and packaging producer..............................  12/31/02 to 12/31/04     47,581,975
   4,340    Huntsman Group Holdings, Revolving Credit...................        12/31/02            4,353,815
  20,000    Huntsman Specialty Chemical Corp., Term Loan -- Manufacturer
            of specialty chemicals......................................  03/15/04 to 03/15/05     20,018,076
  10,000    Pioneer Americas Acquisition Corp., Term Loan --
            Manufacturer of water treatment chemicals...................        12/31/06           10,014,993
  12,147    Reid Plastics, Inc., Term Loan -- Manufacturer of plastic
            bottles.....................................................        11/12/03           12,206,517
  10,633    Rexene Corp., Term Loan -- Manufacturer of petrochemicals...        03/31/04           10,652,407
   2,334    Rexene Corp., Revolving Credit..............................        03/31/04            2,338,333
  15,000    Rheox, Inc., Term Loan -- Manufacturer of chemical
            additives...................................................        01/30/04           15,034,447
  43,311    Sterling Chemicals, Inc., Term Loan -- Manufacturer of
            commodity petrochemicals....................................        09/30/04           43,441,922
   6,692    Texas Petrochemicals Corp., Term Loan -- Processor of
            petrochemicals..............................................        06/30/04            6,705,414
   5,958    Thoro System Products, Inc., Term Loan -- Manufacturer of
            chemicals for construction industry.........................        03/31/00            6,077,072
                                                                                                 ------------
                                                                                                  205,260,312
                                                                                                 ------------

            ELECTRIC/ELECTRONICS  2.3%
  12,504    Amphenol Corp., Term Loan -- Designer, manufacturer and
            marketer of electric/electronic connectors..................  05/19/05 to 05/19/06     12,531,152
   6,100    Anacomp, Inc., Term Loan -- Provider of micrographics.......        03/31/01            6,124,218
   6,825    Banker's Systems, Inc., Term Loan -- Supplier of compliance
            services....................................................        11/01/02            6,826,372
  31,625    Berg Electronics, Inc., Term Loan -- Manufacturer of
            electronic connectors.......................................        12/31/02           31,653,108
  21,350    Bridge Information Systems, Inc., Term Loan -- Provider of
            financial and analytical services...........................  12/31/01 to 12/31/02     21,404,869
  17,000    Cooperative Computing Inc./Triad Systems Corp., Term Loan --
            Provider of information services............................        02/27/03           17,084,550
   2,290    Exide Electronics Group, Inc., Term Loan -- Manufacturer of
            uninterruptible power supply products.......................        04/08/02            2,292,629
   3,600    Exide Electronics Group, Inc., Revolving Credit.............        04/08/02            3,607,067
   9,000    HG Holdings, Inc., Term Loan -- Provider of payment and
            information processing......................................        06/30/01            9,024,511
   9,950    Phase Metrics, Inc., Term Loan -- Designer and manufacturer
            of computer production test equipment.......................        11/27/01            9,984,590
   8,358    Rowe International, Inc., Term Loan -- Manufacturer of
            jukeboxes and electronic equipment (a)......................        12/31/97            7,104,583
   9,000    Sarcom, Inc., Term Loan -- Provider of information
            technology..................................................        12/31/02            9,000,900
   8,775    Viasystems, Inc., Term Loan -- Manufacturer of PCB
            equipment...................................................  06/30/04 to 06/30/05      8,803,727
                                                                                                 ------------
                                                                                                  145,442,276
                                                                                                 ------------

                                               See Notes to Financial Statements

                                 July 31, 1997
--------------------------------------------------------------------------------

Principal
 Amount                                                                          Stated
  (000)                               Borrower                                 Maturity*            Value
-------------------------------------------------------------------------------------------------------------


            ENTERTAINMENT/LEISURE  6.5%
 $83,470    AMF Bowling, Inc., Term Loan -- Manufacturer of integrated
            bowling equipment...........................................  03/31/01 to 03/31/04   $ 83,563,184
   1,422    AMF Bowling, Inc., Revolving Credit.........................        03/31/01            1,422,600
   7,911    DW Investment, Inc., Revolving Credit -- Communications and
            entertainment conglomerate..................................        06/28/00            7,911,631
  33,000    Fleer Corp., Term Loan -- Publisher of children's
            magazines (a) (b)...........................................        02/28/02           30,096,000
   8,000    KSL Recreation Group, Inc., Term Loan -- Leisure, recreation
            and travel..................................................  04/30/05 to 04/30/06      8,021,758
   1,500    KSL Recreation Group, Inc., Revolving Credit................        04/30/04            1,500,578
  15,566    M.W. Manufacturers, Term Loan -- Manufacturer of sporting
            goods and table games.......................................        09/15/02           15,581,134
  59,231    Mafco Finance Corp., Term Loan -- Holding company...........        03/20/99           59,478,864
     924    Mafco Finance Corp., Revolving Credit.......................        03/20/99              923,097
  28,571    Metro-Goldwyn-Mayer, Term Loan -- Movie/television
            producer....................................................        09/30/02           28,999,796
  29,600    Metro-Goldwyn-Mayer, Revolving Credit.......................        09/30/01           30,368,734
  20,000    Orion Pictures Corp., Term Loan -- Theatrical production....        07/10/02           20,098,918
   2,000    Orion Pictures Corp., Revolving Credit......................        07/10/02            2,024,069
  24,130    Six Flags Theme Parks, Term Loan -- Theme park operator.....        06/23/03           24,130,994
   6,700    Sportcraft, Ltd., Term Loan -- Supplier of high quality
            branded sporting goods......................................        12/31/02            6,730,872
   8,250    TW Recreational Services, Inc., Term Loan -- Provider of
            food and services for state and national parks..............        09/30/02            8,266,189
  15,000    Vail Resorts, Inc., Term Loan -- Resort operator............        04/15/04           15,016,221
  56,441    Viacom, Inc., Term Loan -- Entertainment media/television
            programming.................................................  04/01/02 to 04/02/02     56,487,810
   5,085    Viacom, Inc., Revolving Credit..............................        04/01/02            5,094,614
                                                                                                 ------------
                                                                                                  405,717,063
                                                                                                 ------------
            FINANCE  0.5%
   3,562    Ark Asset Holdings, Inc., Term Loan -- Institutional money
            manager.....................................................        11/30/01            3,562,559
   7,000    Blackstone Capital Co., Term Loan -- Financial services.....        05/31/99            7,018,686
   7,000    Blackstone Capital Co., Revolving Credit....................        05/31/99            7,018,320
  14,842    OSI Holdings Corp., Term Loan -- Provider of accounts
            receivable management services..............................        11/01/03           14,865,900
                                                                                                 ------------
                                                                                                   32,465,465
                                                                                                 ------------
            FOOD/BEVERAGE  4.1%
  10,808    American Italian Pasta Co., Term Loan -- Pasta products
            producer....................................................        02/28/04           10,832,003
  11,500    Amerifoods, Inc., Term Loan -- Manufacturer of snack foods
            and bakery products.........................................  06/30/01 to 06/30/02     10,925,000
   7,400    Ameriserve Food Distribution, Inc., Term Loan -- Systems
            food service distributor....................................  06/30/04 to 06/30/06      7,407,428
   4,137    Edwards Baking Corp., Term Loan -- Manufacturer of bakery
            products....................................................  09/30/00 to 10/31/02      4,146,877
   4,839    Ghiradelli Chocolate Co., Term Loan -- Manufacturer of
            chocolate products..........................................        03/30/03            4,864,112
   9,936    IM Stadium, Inc., Term Loan -- Sports stadium concessions...  12/31/02 to 12/31/03      9,956,757
  36,000    International Home Foods, Inc., Term Loan -- Manufacturer
            and marketer of branded food products.......................        09/30/04           36,077,918
  17,758    President Baking Co., Inc., Term Loan -- Bread/bread
            products manufacturer.......................................        12/30/02           17,692,751
  39,676    Rykoff-Sexton, Inc., Term Loan -- Distributor and
            manufacturer of food and related non-food products..........  10/31/02 to 04/30/03     39,731,676
  45,054    S.C International Services, Term Loan -- In-flight food
            services....................................................  09/30/00 to 09/30/03     45,089,242
  13,880    Select Beverages, Inc., Term Loan -- Independent bottler....  06/30/01 to 06/30/02     13,881,757
  24,762    Stroh Brewery Co., Term Loan -- Beer manufacturer...........        06/30/03           24,834,478
  20,138    Van De Kamp's, Inc., Term Loan -- Processor and distributor
            of frozen foods.............................................  04/30/03 to 09/30/03     20,181,133
   6,708    Windsor Quality Food Co., LTD, Term Loan -- Processor of
            frozen foods................................................        12/31/01            6,725,529
                                                                                                 ------------
                                                                                                  252,346,661
                                                                                                 ------------

                                               See Notes to Financial Statements

                                 July 31, 1997
--------------------------------------------------------------------------------

Principal
 Amount                                                                          Stated
  (000)                               Borrower                                 Maturity*            Value
-------------------------------------------------------------------------------------------------------------


            FOOD STORES  3.6%
 $48,000    Bruno's, Inc., Term Loan -- Southeastern retail food chain
            operator....................................................        04/15/05         $ 48,076,707
  12,805    Carr-Gottstein Foods, Term Loan -- Alaska based retail food
            chain operator..............................................        12/31/02           12,810,784
  11,440    Core-Mark International, Inc., Revolving Credit -- Wholesale
            distributor.................................................        06/30/01           11,518,259
   5,079    Harvest Foods, Inc., Term Loan -- Mississippi based retail
            food chain operator (a) (b).................................        06/30/02              304,724
  30,455    Pathmark Stores, Inc., Term Loan -- New Jersey based retail
            food chain operator.........................................  06/15/01 to 12/15/01     30,525,118
   1,018    Pathmark Stores, Inc., Revolving Credit.....................        06/15/01            1,068,928
   3,293    Ralph's Grocery Co., Revolving Credit -- Los Angeles,
            California based retail food chain operator.................        02/15/03            3,303,407
  54,827    Ralph's Grocery Co., Term Loan..............................  02/15/03 to 02/15/04     54,887,876
  51,376    Smith's Food and Drug Centers, Term Loan -- Food and drug
            retailer....................................................  11/01/03 to 05/01/05     51,424,039
  10,157    Star Markets Co., Inc., Term Loan -- New England based
            retail food chain operator..................................  12/31/02 to 12/31/03     10,169,269
   1,961    Star Markets Co., Inc., Revolving Credit....................        01/31/01            1,963,343
                                                                                                 ------------
                                                                                                  226,052,454
                                                                                                 ------------
            FUEL RETAILER  0.2%
  11,981    TravelCenters of America, Inc., Term Loan -- Operator of
            truckstops nationwide.......................................        03/31/05           12,022,962
                                                                                                 ------------
            HEALTHCARE  5.7%
  16,389    Alaris Medical Systems, Inc., Term Loan -- Infusion systems
            provider....................................................  08/01/02 to 05/01/05     16,402,412
   1,344    Alaris Medical Systems, Inc., Revolving Credit..............        08/01/02            1,344,104

   5,800    ASC Network Corp., Term Loan -- Operator of free-standing
            outpatient surgery centers..................................  06/30/01 to 06/30/03      5,831,417
   6,500    Charter Behavioral, Revolving Credit -- Provider of
            behavorial healthcare services..............................        06/17/02            6,547,092
  59,493    Community Health Systems, Inc., Term Loan -- Southeast and
            Southwest hospital operator/provider of healthcare
            services....................................................  12/31/03 to 12/31/05     59,667,358
  37,500    Corning Clinical Labs, Inc., Term Loan -- Clinical testing
            laboratory operator.........................................  12/05/02 to 12/05/03     37,659,498
   4,900    Coventry Corp., Term Loan -- Health maintenance
            organization................................................        04/01/98            4,900,000
  55,824    Dade International, Inc., Term Loan -- Medical equipment
            manufacturer/marketer.......................................  12/31/02 to 12/31/04     55,958,413
  27,500    FPA Medical Management, Inc., Term Loan -- Healthcare
            provider....................................................        09/30/01           27,541,372
  15,755    Graphic Controls Corp., Term Loan -- Manufacturer of medical
            equipment...................................................        09/28/03           15,775,341
  18,566    Integrated Health Services, Inc., Revolving Credit --
            Provider of post-acute healthcare services..................        06/30/02           18,767,746
   6,920    Medical Specialties Group, Inc., Term Loan -- Supplier of
            medical pumps and consumables...............................  06/30/01 to 06/30/04      6,945,058
   9,905    Mediq/PRN Life Support Services, Inc., Term Loan -- Rents
            movable critical care equipment.............................        09/30/04            9,946,087
  18,315    Merit Behavioral Corp., Term Loan -- Psychiatric hospital
            operator....................................................        10/06/03           18,337,461
  60,000    National Medical Care, Inc., Term Loan -- Kidney dialysis
            service provider............................................        09/30/03           60,213,995
   7,143    NEN Acquisition, Inc., Term Loan -- Manufacturer of
            consumable radio-isotopic biochemicals......................        03/31/05            7,177,954
   5,000    Prime Medical Services, Inc., Term Loan -- Provider of
            lithotripsy services........................................        04/30/03            5,016,230
                                                                                                 ------------
                                                                                                  358,031,538
                                                                                                 ------------
            MANUFACTURING  7.4%
   9,500    Arena Brands, Inc., Term Loan -- Manufacturer of hats.......        06/01/02            9,500,000
     618    Arena Brands, Inc., Revolving Credit........................        06/01/02              617,500

   7,444    CII Carbon, L.L.C., Term Loan -- Calcined coke producer.....        09/30/04            7,471,622
  12,281    Calmar, Inc., Term Loan -- Manufacturer of dispensing and
            spray products..............................................  09/15/03 to 03/15/04     12,287,342
   9,797    CBP Resources, Inc., Term Loan -- Manufacturer of animal
            feed ingredients............................................        09/30/03            9,820,078
  47,052    Dal-Tile Group, Inc., Term Loan -- Ceramic tile and floor
            covering manufacturer/retailer..............................  12/31/02 to 12/31/03     47,258,814
   3,181    Dal-Tile Group, Inc., Revolving Credit......................        12/31/02            3,185,304
  20,918    Desa International, Term Loan -- Diversified manufacturer of
            heaters, fireplaces and specialty tools.....................        02/28/03           20,978,724
   9,321    Ebel USA, Inc., Term Loan -- Manufacturer of luxury time
            pieces......................................................        09/30/01            9,320,793
   3,795    Essex Group, Inc., Revolving Credit -- Manufacturer of
            electrical wire and cable...................................        10/31/01            3,814,274
  52,500    Evenflo & Spalding Holdings Corp., Term Loan -- Manufacturer
            of branded sporting goods/juvenile products.................  09/30/03 to 09/30/06     52,535,651
   2,700    Evenflo & Spalding Holdings Corp., Revolving Credit.........        09/30/03            2,700,083

                                               See Notes to Financial Statements

                                 July 31, 1997
--------------------------------------------------------------------------------

Principal
 Amount                                                                          Stated
  (000)                               Borrower                                 Maturity*            Value
-------------------------------------------------------------------------------------------------------------

            MANUFACTURING (CONTINUED)
 $ 7,458    Fairchild Semiconductor Corp., Term Loan -- Manufacturer of
            semiconductors..............................................        03/11/03         $  7,476,780
   6,239    Fairchild Holding Corp., Term Loan -- Manufacturer of
            fasteners for the aerospace industry........................        07/28/00            6,270,040
  18,726    Foamex, L.P., Term Loan -- Manufacturer/marketer of flexible
            polyurethane................................................  06/30/03 to 06/30/06     18,739,035
   2,148    Foamex, L.P., Revolving Credit..............................        06/12/03            2,148,398
  20,000    Furniture Brands, Term Loan -- Manufacturer and marketer of
            furniture...................................................        06/30/07           20,002,098
   9,950    IAH Acquisition Corp., Term Loan -- Manufacturer,
            distributor and retailer of safety shoes....................        01/31/05            9,994,717
   6,451    Identity Group, Inc., Term Loan -- Designer, manufacturer
            and distributor of identity products........................        11/22/03            6,473,437
  28,000    International Wire Group, Term Loan -- Manufacturer of auto,
            appliance, and communication wires..........................        09/30/03           28,028,172
   9,196    IPC, Inc., Term Loan -- Manufacturer of packaging
            materials...................................................        09/30/01            9,204,025
   2,389    IPC, Inc., Revolving Credit.................................        09/30/01            2,393,890
   6,400    Jet Plastica Industries, Inc., Term Loan -- Manufacturer of
            disposable tableware products...............................  12/31/02 to 12/31/04      6,426,191
  28,502    Johnstown America, Term Loan -- Manufacturer of railcars....        03/31/03           28,509,304
  30,373    Lifestyle Furnishings International, LTD, Term Loan --
            Manufacturer/designer of residential
            furniture and fabrics in the United States..................        08/30/04           30,438,540
   5,700    Mettler-Toledo, Inc., Term Loan -- Manufacturer/marketer of
            weighing instruments........................................        12/31/04            5,711,585
   5,514    Rayovac Corp., Term Loan -- Manufacturer of battery and
            lighting products...........................................  09/30/03 to 09/30/04      5,524,419
  10,000    RBX Corp., Term Loan -- Manufacturer of rubber products.....        12/31/03           10,009,366
   9,670    RTI Funding Corp., Term Loan -- Manufacturer of building
            blocks for children.........................................  02/08/03 to 02/08/04      9,695,378
   9,571    Safelite Glass Corp., Term Loan -- Manufacturer/installer of
            auto glass replacements.....................................  12/19/02 to 12/19/04      9,601,142
  10,043    Signature Brands, Inc., Term Loan -- Manufacturer of small
            appliances..................................................        08/15/01            9,995,883
   6,957    Simmons Co., Term Loan -- Manufacturer and distributor of
            bedding.....................................................        03/31/03            6,969,300
  11,550    Superior Telecom, Inc., Revolving Credit -- Manufacturer of
            copper wire and cable.......................................        10/31/01           11,604,039
  25,000    UCAR International, Inc., Term Loan -- Manufacturer of
            graphite/carbide electrodes.................................        12/31/02           25,024,408
   6,241    U.F. Acquisition, Term Loan -- Provider of fixtures and
            storage for retailer stores.................................        12/15/02            6,279,757
   5,000    Walco International, Inc., Term Loan -- Distributor of
            animal health products......................................        03/31/04            5,020,114
   1,129    Windy Hill Pet Food Co., Term Loan -- Manufacturer of pet
            food products...............................................        12/31/03            1,151,839
                                                                                                 ------------
                                                                                                  462,182,042
                                                                                                 ------------
            MINING/METALS  1.2%
  11,149    Alliance Coal Corp., Term Loan -- Coal mining...............  12/31/01 to 12/31/02     11,185,078
  25,000    AMAX Gold, Inc., Term Loan -- Gold and silver mining and
            processing..................................................        12/31/01           25,092,291
  13,406    Anker Coal Group, Inc., Term Loan -- Coal mining............        06/30/04           13,451,613
   4,904    Centennial Resources, Inc., Term Loan -- Coal mining........  03/31/02 to 03/31/04      4,924,460
   8,836    Fairmont Minerals, Ltd., Term Loan -- Silica sand and gravel
            producer....................................................        02/28/03            8,866,840
   8,705    U.S. Silica Co., Term Loan -- Producer of industrial
            silica......................................................        12/31/03            8,745,832
                                                                                                 ------------
                                                                                                   72,266,114
                                                                                                 ------------
            PAPER  5.8%
  26,864    Crown Paper, Term Loan -- Producer of value-added paper
            products....................................................        08/23/02           26,875,139
   2,205    Crown Paper, Revolving Credit...............................        08/23/02            2,211,852
   4,500    CST Office Products, Corp., Term Loan -- Manufacturer and
            distributor of stock computer forms.........................        12/31/01            4,549,109
  18,367    Fort Howard Corp., Term Loan -- Paper manufacturer..........  03/31/02 to 12/31/02     18,392,422
 105,623    Jefferson Smurfit Corp., Term Loan -- Manufacturer of
            corrugated paper products...................................  04/30/01 to 10/31/02    105,688,457
  19,329    S.D. Warren Co., Term Loan -- Manufacturer of coated-free
            paper.......................................................        04/26/04           19,359,202
  15,500    St. Laurent Paper Products L.L.C., Term Loan -- Producer of
            integrated pulp and paper...................................  05/31/03 to 05/31/04     15,548,140
 161,202    Stone Container Corp., Term Loan -- Manufacturer of paper
            products....................................................  04/01/00 to 10/01/03    162,054,522
   7,163    Stronghaven, Inc., Term Loan -- Manufacturer of corrugated
            containers..................................................        05/15/04            7,198,943
                                                                                                 ------------
                                                                                                  361,877,786
                                                                                                 ------------

                                               See Notes to Financial Statements

                                 July 31, 1997
--------------------------------------------------------------------------------

Principal
 Amount                                                                          Stated
  (000)                               Borrower                                 Maturity*            Value
-------------------------------------------------------------------------------------------------------------

            PAPER (CONTINUED)
            PERSONAL/NON-DURABLE  1.9%
 $ 9,500    Chattem, Inc., Term Loan -- Manufacturer and marketer of OTC
            pharmaceuticals.............................................        06/30/04         $  9,530,143
  17,728    Mary Kay Cosmetics, Inc., Term Loan -- Direct cosmetic
            sales.......................................................        03/06/04           17,790,789
   1,495    Mary Kay Cosmetics, Inc., Revolving Credit..................        03/06/04            1,508,587
   6,774    Personal Care Group, Inc., Term Loan -- Manufacturer and
            marketer of consumer products...............................        04/03/03            6,809,694
  25,000    Playtex Products, Inc., Term Loan -- Manufacturer of beauty
            aid and hygiene products....................................        09/15/03           25,024,748
  55,000    Revlon Consumer Products Corp., Term Loan -- Manufacturer of
            cosmetics...................................................        05/30/02           55,084,915
                                                                                                 ------------
                                                                                                  115,748,876
                                                                                                 ------------
            PRINTING/PUBLISHING  3.8%
  20,669    Advanstar Communications, Term Loan -- Trade magazine
            publisher...................................................  12/31/02 to 12/21/03     20,753,848
  22,332    ADVO, Inc., Term Loan -- Direct mail marketer...............        03/31/04           22,368,125
  46,262    American Media Operations, Inc., Term Loan --
            Magazine/newspaper publisher................................  09/30/01 to 09/30/02     46,101,442
     303    American Media Operations, Inc., Revolving Credit...........        09/30/01              310,077
   9,000    Cygnus Publishing, Inc., Term Loan -- Magazine publisher....        06/05/05            9,030,452
   7,663    Garden State Newspapers, Inc., Term Loan -- Suburban
            newspaper operator..........................................        03/31/04            7,693,937
  14,063    Garden State Newspapers, Inc., Revolving Credit.............        06/30/03           14,128,227
  25,270    Journal News, Inc., Term Loan -- Multiple newspaper
            printer.....................................................        12/31/02           25,266,988
  19,000    K-III Communications, Term Loan -- Tabloids, magazines and
            other media publisher.......................................        06/30/04           19,013,444
  33,000    Morris Communications, Inc., Term Loan -- Newspaper
            Operator....................................................  03/31/04 to 06/30/05     33,020,379
  19,763    Peterson Publishing Co., L.L.C., Term Loan -- Publisher of
            consumer magazines..........................................  12/31/02 to 09/30/04     19,830,090
  12,000    Polyfibron Technologies, Inc., Term Loan --
            Manufacturer/marketer of consumable printing products.......        12/28/03           12,022,274
   8,455    Von Hoffman Press, Inc., Term Loan -- Manufacturer of
            textbooks...................................................  05/30/03 to 05/30/05      8,472,845
                                                                                                 ------------
                                                                                                  238,012,128
                                                                                                 ------------
            RESTAURANTS  0.1%
     943    Carvel Corp., Term Loan -- Soft ice cream products
            franchiser..................................................        12/31/98              942,752
   4,099    Long John Silver's Restaurants, Inc., Term Loan -- Retail
            seafood restaurant owner/operator...........................        09/30/04            4,321,833
                                                                                                 ------------
                                                                                                    5,264,585
                                                                                                 ------------
            RETAIL  2.8%
  12,000    Brylane, L.P., Term Loan -- Catalog retailer of apparel.....        02/28/03           12,030,041
  32,500    Camelot Music, Inc., Term Loan -- Retail distributor of
            music and video cassettes (a) (b)...........................        02/28/02           24,384,089
  17,086    Color Tile, Inc., Term Loan -- National retailer of floor
            and wall covering products (a)..............................        12/31/98            6,663,504
   2,111    Color Tile Holdings, Inc., Revolving Credit -- National
            retailer of floor and wall covering products (a)............        12/31/97            2,075,208
   7,960    CSK Auto, Inc., Term Loan -- Auto parts retailer............        10/31/03            8,040,763
   7,320    CSK Auto, Inc., Revolving Credit............................        10/31/03            7,388,770
  22,059    Fleming Cos., Inc., Revolving Credit -- Food marketing,
            distribution................................................        07/25/04           22,169,428
   5,956    Kirkland's Holdings, Term Loan -- Retailer of decorative
            home accessories and gift items.............................        06/30/02            5,972,258
  10,603    Luxottica Group SPA, Term Loan -- Manufacturer and
            distributor of eyeglasses...................................        06/30/01           10,603,434
   7,430    Nebraska Book Co., Inc., Term Loan -- Used book
            distributor.................................................        10/31/03            7,433,091
  26,416    Payless Cashways, Inc., Term Loan -- Building products
            retailer....................................................        11/20/00           24,003,549
  11,318    Payless Cashways, Inc., Revolving Credit....................        11/20/00           10,223,132
  10,820    Peebles, Inc., Term Loan -- Mid-Atlantic retailer...........        06/09/02           10,886,280
  18,333    QVC, Inc., Term Loan -- Home shopping television network....        02/15/02           18,361,826
   1,198    Service Merchandise Co., Inc., Revolving Credit -- Catalog
            retailer....................................................        06/08/99            1,435,029
   5,000    Vitamin Shoppe Industries, Inc., Term Loan --
            Retailer/marketer of vitamins...............................        05/15/04            5,000,273
                                                                                                 ------------
                                                                                                  176,670,675
                                                                                                 ------------



                                               See Notes to Financial Statements

                                 July 31, 1997
--------------------------------------------------------------------------------

Principal
 Amount                                                                          Stated
  (000)                               Borrower                                 Maturity*            Value
-------------------------------------------------------------------------------------------------------------

            RETAIL (CONTINUED)
            TEXTILES  1.4%
 $11,270    American Marketing Industries, Inc., Term Loan --
            Manufacturer of textiles....................................        11/30/02         $ 11,296,781
   9,000    GFSI, Inc., Term Loan -- Designer, manufacturer and marketer
            of sportswear...............................................        03/31/04            9,013,766
   5,731    Homemaker Industries, Inc., Term Loan -- Manufacturer of
            braided rugs................................................        06/30/04            5,760,878
   6,361    Ithaca Industries, Inc., Term Loan -- Manufacturer of
            undergarments and hosiery...................................        08/31/99            6,474,571
   1,477    Ithaca Industries, Inc., Revolving Credit...................        08/31/99            1,581,289
  14,602    Johnston Industries, Inc., Term Loan -- Diversified
            manufacturer of home furnishings and textiles...............        03/28/03           14,658,368
  33,575    London Fog Industries, Inc., Term Loan -- Manufacturer of
            rainwear and outerwear (c)..................................        05/31/02           25,443,975
   7,700    Maxim Group, Inc., Term Loan -- Retailer of floor
            coverings...................................................  12/31/01 to 09/30/03      7,747,777
   7,128    William Carter Co., Term Loan -- Manufacturer of children's
            clothing....................................................        10/30/03            7,152,798
                                                                                                 ------------
                                                                                                   89,130,203
                                                                                                 ------------
            TRANSPORTATION  1.4%
  17,999    Atlas Air, Inc., Revolving Credit -- Air cargo carrier......        06/30/98           18,056,753
  12,500    Atlas Freighter Leasing, Inc., Term Loan -- Air cargo
            carrier.....................................................        05/29/04           12,529,385
  19,000    Continental Airlines, Inc., Term Loan -- Airline passenger
            carrier.....................................................        07/31/02           19,076,061
  40,000    Evergreen International Aviation, Inc., Term Loan -- Air
            cargo carrier...............................................  05/31/02 to 05/31/03     40,178,065
                                                                                                 ------------
                                                                                                   89,840,264
                                                                                                 ------------
            WIRELESS COMMUNICATIONS  8.4%
  28,875    Arch Communications, Inc., Term Loan -- Wireless
            communications operator.....................................  12/31/02 to 12/31/03     28,950,593
   5,844    Arch Communications, Inc., Revolving Credit.................        12/31/02            5,928,287
   4,950    Clarity Telecom, Inc., Term Loan -- Seller and servicer of
            telephone systems and software..............................        11/30/02            4,968,009
   4,839    Comcast Cellular Corp., Revolving Credit -- Cellular systems
            operator....................................................        09/30/03            4,933,284
   5,000    International Data Response Corp., Term Loan -- Manufacturer
            of plastic components for automobiles.......................  12/31/01 to 12/31/02      5,018,598
   6,585    Intesys Technologies, Inc., Term Loan -- Equipment
            manufacturer for telecommunications/autos...................        12/31/01            6,586,107
  12,500    Metrocall, Inc., Term Loan -- Provider of paging services...        12/31/04           12,599,996
   9,090    Metrocall, Inc., Revolving Credit...........................        12/31/04            9,268,791
  64,005    Mobilemedia Communications, Inc., Term Loan -- Nationwide
            paging operator.............................................  06/30/02 to 06/30/03     61,505,295
   2,556    Mobilemedia Communications, Inc., Revolving Credit..........        06/30/02            2,461,828
  96,363    Nextel Finance Co., Term Loan -- Wireless communications
            service provider............................................  03/31/03 to 06/30/03     96,684,664
  13,895    Nextel Finance Co., Revolving Credit........................        03/30/03           14,908,697
  12,310    Shared Technologies, Inc., Term Loan -- Provider of shared
            telecommunications services.................................  03/30/01 to 03/31/03     12,339,171
     933    Shared Technologies, Inc., Revolving Credit.................        03/30/01              938,191
  13,050    Skytel Corp., Revolving Credit -- Paging and personal
            communications services operator............................        12/31/01           13,081,162
  65,000    Sprint Spectrum L.P., Term Loan -- PCS provider/wireless
            communications..............................................  01/31/01 to 01/31/02     65,444,358
  55,000    Sprint, Lucent Technologies Vendor Facility, Term Loan --
            PCS provider/wireless communications........................        06/30/01           55,485,626
  11,305    Sprint, Northern Telecom Vendor Facility, Term Loan -- PCS
            provider/wireless communications............................        03/31/05           11,936,672
   9,500    Teletouch Communications, Inc., Term Loan -- Provider of
            paging services.............................................        11/30/03            9,605,152
   5,727    USA Mobile Communications, Inc. II, Revolving Credit --
            Wireless communications operator............................        06/30/02            5,789,300
  30,000    Western PCS II Corp., Term Loan -- PCS Owner/Operator.......        12/31/03           30,258,072
  65,000    Western Wireless Corp., Term Loan -- Cellular and personal
            communications services operator............................        03/31/05           65,026,173
                                                                                                 ------------
                                                                                                  523,718,026
                                                                                                 ------------
            OTHER  3.1%
   3,510    AES Cemig Funding Corp., Term Loan -- Electric utility
            provider....................................................        05/27/98            3,581,368
   2,790    AESEBA Funding Corp., Term Loan -- Electric utility
            provider....................................................        05/27/98            2,847,094
  29,286    Allied Waste Industries, Inc., Term Loan -- Solid waste
            management..................................................        12/05/03           29,309,498
   1,086    Allied Waste Industries, Inc., Revolving Credit.............        12/05/03            1,085,738
  11,000    American Disposal Services, Inc., Term Loan -- Solid waste
            management..................................................        05/30/04           11,049,831
   5,306    Avis Rent-a-Car, Inc., Term Loan -- Car rental services.....        12/31/00            5,420,623
   7,375    Borg-Warner Security Corp., Revolving Credit -- Protection
            services....................................................        03/31/02            7,474,653
  16,275    Brand Scaffold Services, Inc., Term Loan -- Industrial
            scaffolding rental services.................................  09/30/02 to 09/30/04     16,346,813

                                               See Notes to Financial Statements

                                 July 31, 1997
--------------------------------------------------------------------------------

Principal
 Amount                                                                          Stated
  (000)                               Borrower                                 Maturity*            Value
-------------------------------------------------------------------------------------------------------------

            OTHER (CONTINUED)
 $ 8,000    Key Energy Group, Inc., Term Loan -- Operator of oil service
            rigs........................................................        06/30/04         $  8,015,162
   8,778    Kindercare Learning Centers, Inc., Term Loan -- Provider of
            educational and child care services.........................        03/21/06            8,777,991
  20,156    LES, Inc., Term Loan -- Provider of hazardous and industrial
            waste services..............................................  05/15/03 to 05/15/05     20,190,945
   9,555    Loewen Group, Inc., Revolving Credit -- Funeral home and
            cemetery owner/operator.....................................        05/29/02            9,609,291
   7,625    RIGCO North America, L.L.C., Term Loan -- Lessor of
            semi-submersible offshore drilling rigs.....................        09/30/98            7,653,804
  22,616    Ryder TRS, Inc., Term Loan -- Rental truck/trailer
            operator....................................................        10/31/01           22,654,291
     418    Ryder TRS, Inc., Revolving Credit...........................        10/31/01              419,217
   5,000    Smarte Carte Corp., Term Loan -- Airport carts and storage
            lockers.....................................................        06/30/03            5,017,535
   5,120    U.S. Office Products Co., Revolving Credit -- Office
            products supplier...........................................        08/21/01            5,172,059
  17,498    United Stationers, Inc., Term Loan -- Distributor of office
            paper products..............................................        10/31/03           17,516,522
  10,000    24 hour Fitness, Inc., Term Loan -- Fitness center
            operator....................................................        12/31/00           10,057,584
                                                                                                -------------
                                                                                                  192,200,019
                                                                                                -------------
            TOTAL VARIABLE RATE ** SENIOR LOAN INTERESTS  85.1%.........                        5,308,571,057
                                                                                                -------------
            EQUITIES  0.3%
            AFC Enterprises, Inc. (604,251 common shares) (d) (e).............................      3,625,506
            Best Products Co., Inc. (297,480 common shares) (e)...............................              0
            Best Products Co., Inc. (Warrants for 28,080 common shares) (e)...................              0
            Dan River, Inc. (10,975 common shares) (e)........................................      1,967,353
            Classic Cable, Inc. (Warrants for 760 common shares) (e)..........................              0
            Flagstar Cos., Inc. (8,755 common shares) (e).....................................          3,694
            London Fog Industries, Inc. (10,833,012 common shares) (d) (e)....................              0
            London Fog Industries, Inc. ($19,181,547 par amount of preferred stock, 17.5%
            coupon, maturity 05/31/02) (c) (d)................................................      9,590,774
            Nextel Communications, Inc. (Warrants for 60,000 common shares) (d) (e)...........        547,500
            Rigco N.A., L.L.C. (Warrants for .325% interest of company's fully diluted
            equity)...........................................................................         16,250
            Sarcom, Inc. (43 common shares) (e)...............................................              0
                                                                                                -------------
            TOTAL EQUITIES....................................................................     15,751,077
                                                                                                -------------
            TOTAL LONG-TERM INVESTMENTS  85.4%
            (Cost $5,355,782,290).............................................................  5,324,322,134
                                                                                                -------------
            SHORT-TERM INVESTMENTS
            COMMERCIAL PAPER  4.5%
            AT&T Corp. ($30,000,000 par, maturing 08/01/97, yielding 5.76%)...................     30,000,000
            Avery Dennison ($30,000,000 par, maturing 08/01/97, yielding 5.83%)...............     30,000,000
            Baker Hughes, Inc. ($30,000,000 par, maturing 08/01/97, yielding 5.83%)...........     30,000,000
            Cargill, Inc. ($30,000,000 par, maturing 08/05/97, yielding 5.52%)................     29,981,600
            Comdisco, Inc. ($30,000,000 par, maturing 08/08/97 to 08/26/97, yielding 5.67% to
            5.72%)............................................................................     29,932,486
            McDonald's Corp. ($30,000,000 par, maturing 08/01/97, yielding 5.80%).............     30,000,000
            McKesson Corp. ($30,000,000 par, maturing 08/01/97, yielding 5.90%)...............     30,000,000
            Nabisco, Inc. ($30,000,000 par, maturing 08/04/97 to 08/18/97, yielding 5.60% to
            5.69%)............................................................................     29,932,779
            Pacificorp ($15,000,000 par, maturing 09/03/97, yielding 5.51%)...................     14,924,238
            Pitney Bowes Credit Corp. ($3,600,000 par, maturing 08/01/97, yielding 5.75%).....      3,600,000
            Sara Lee Corp. ($15,000,000 par, maturing 08/01/97, yielding 5.50%)...............     15,000,000
            XTRA, Inc. ($11,920,000 par, maturing 08/21/97 to 09/11/97, yielding 5.74% to
            5.75%)............................................................................     11,863,006
                                                                                                -------------
            TOTAL COMMERCIAL PAPER............................................................    285,234,109
                                                                                                -------------
            SHORT-TERM LOAN PARTICIPATIONS  9.6%
            Alltel Corp. ($30,000,000 par, maturing 08/01/97, yielding 5.88%).................     30,000,000
            American Stores Co. ($30,000,000 par, maturing 10/06/97, yielding 5.82% to
            5.84%)............................................................................     30,000,000
            Anadarko Pete Corp. ($30,000,000 par, maturing 08/05/97 to 08/07/97, yielding
            5.64% to 5.74%)...................................................................     30,000,000
            Army and Air Force Service Exchange ($30,000,000 par, maturing 08/08/97, yielding
            5.63%)............................................................................     30,000,000
            Baxter International, Inc. ($30,000,000 par, maturing 08/11/97 to 08/13/97,
            yielding 5.64% to 5.65%)..........................................................     30,000,000

                                               See Notes to Financial Statements
                                     A-38

                                 July 31, 1997
--------------------------------------------------------------------------------


                                      Borrower                                                       Value
---------------------------------------------------------------------------------------------------------------
            SHORT-TERM LOAN PARTICIPATIONS (CONTINUED)
            Bell Atlantic Networks ($18,000,000 par, maturing 08/05/97 to 08/06/97, yielding
            5.50%)............................................................................   $   18,000,000
            Centex Corp. ($30,000,000 par, maturing 08/01/97, yielding 5.95%).................       30,000,000
            Champion International Corp. ($15,000,000 par, maturing 08/15/97, yielding
            5.72%)............................................................................       15,000,000
            Conagra, Inc. ($30,000,000 par, maturing 08/06/97 to 08/07/97, yielding 5.70% to
            5.73%)............................................................................       30,000,000
            Englehard Corp. ($30,000,000 par, maturing 08/01/97 to 08/22/97, yielding 5.56% to
            5.87%)............................................................................       30,000,000
            Enron Corp. ($30,000,000 par, maturing 08/12/97, yielding 5.70%)..................       30,000,000
            FMC Corp. ($30,000,000 par, maturing 08/22/97, yielding 5.67% to 5.74%)...........       30,000,000
            Gillette Co. ($30,000,000 par, maturing 08/01/97, yielding 5.83%).................       30,000,000
            Hertz Corp. ($25,000,000 par, maturing 08/08/97 to 08/15/97, yielding 5.54% to
            5.56%)............................................................................       25,000,000
            IKON Office Solutions, Inc. ($30,000,000 par, maturing 08/08/97 to 08/22/97,
            yielding 5.73% to 5.76%)..........................................................       30,000,000
            Mapco, Inc. ($30,000,000 par, maturing 08/04/97 to 08/21/97, yielding 5.70% to
            5.71%)............................................................................       30,000,000
            Mead Corp. ($15,600,000 par, maturing 08/01/97, yielding 5.90%)...................       15,600,000
            National Rural Utilities Coop Financial ($15,000,000 par, maturing 08/19/97,
            yielding 5.55%)...................................................................       15,000,000
            Nipsco Capital Markets, Inc. ($13,400,000 par, maturing 08/01/97, yielding
            5.70%)............................................................................       13,400,000
            Nipsco, Inc. ($7,000,000 par, maturing 08/29/97, yielding 5.56%)..................        7,000,000
            Ralston Purina Co. ($10,000,000 par, maturing 08/01/97, yielding 5.73%)...........       10,000,000
            Tandy Corp. ($28,800,000 par, maturing 08/01/97 to 08/06/97, yielding 5.70% to
            5.77%)............................................................................       28,800,000
            Tyson Foods ($30,000,000 par, maturing 08/14/97, yielding 5.67%)..................       30,000,000
            Union Pacific Corp. ($30,000,000 par, maturing 08/01/97 to 09/02/97, yielding
            5.70% to 5.81%)...................................................................       30,000,000
                                                                                                 --------------
            TOTAL SHORT-TERM LOAN PARTICIPATIONS..............................................      597,800,000
                                                                                                 --------------
            TOTAL SHORT-TERM INVESTMENTS  14.1%
            (Cost $883,034,109)...............................................................      883,034,109
                                                                                                 --------------
            TOTAL INVESTMENTS  99.5%
            (Cost $6,238,816,399).............................................................    6,207,356,243
            OTHER ASSETS IN EXCESS OF LIABILITIES 0.5%........................................       29,611,538
                                                                                                 --------------
            NET ASSETS 100.0%.................................................................   $6,236,967,781
                                                                                                 --------------

(a) Non-income producing Senior Loan interest.

(b) This Borrower has filed for protection in federal bankruptcy court.

(c) Payment-in-kind security.

(d) Restricted security.

(e) Non-income producing security as this stock currently does not declare dividends.

* Senior Loans in the Trust's portfolio generally are subject to mandatory and/or optional prepayment. Because of these mandatory prepayment conditions and because there may be significant economic incentives for a Borrower to prepay, prepayments of Senior Loans in the Trust's portfolio may occur. As a result, the actual remaining maturity of Senior Loans held in the Trust's portfolio may be substantially less than the stated maturities shown. Although the Trust is unable to accurately estimate the actual remaining maturity of individual Senior Loans, the Trust estimates that the actual average maturity of the Senior Loans held in its portfolio will be approximately 18-24 months.

** Senior Loans in which the Trust invests generally pay interest at rates which are periodically redetermined by reference to a base lending rate plus a premium. These base lending rates are generally (i) the prime rate offered by one or more major United States banks, (ii) the lending rate offered by one or more major European banks, such as the London Inter-Bank Offered Rate ("LIBOR") and (iii) the certificate of deposit rate. Senior loans are generally considered to be restricted in that the Trust ordinarily is contractually obligated to receive approval from the Agent Bank and/or borrower prior to the disposition of a Senior Loan.

                                               See Notes to Financial Statements

                      STATEMENT OF ASSETS AND LIABILITIES

                                 July 31, 1997
--------------------------------------------------------------------------------

ASSETS:
Total Investments (Cost $6,238,816,399).....................  $6,207,356,243
Receivables:
  Interest and Fees.........................................      45,388,748
  Fund Shares Sold..........................................      22,968,427
  Investments Sold..........................................         756,297
Other.......................................................          37,212
                                                              --------------
    Total Assets............................................   6,276,506,927
                                                              --------------
LIABILITIES:
Deferred Facility Fees......................................      18,108,152
Payables:
  Income Distributions......................................       6,801,132
  Custodian Bank............................................       5,097,027
  Investment Advisory Fee...................................       4,954,975
  Administrative Fee........................................       1,329,198
  Distributor and Affiliates................................         941,888
  Fund Shares Repurchased...................................         374,442
Accrued Expenses............................................       1,863,989
Deferred Compensation and Retirement Plans..................          68,343
                                                              --------------
    Total Liabilities.......................................      39,539,146
                                                              --------------
NET ASSETS..................................................  $6,236,967,781
                                                              ==============
NET ASSETS CONSIST OF:
Common Shares ($.01 par value with an unlimited number of
  shares authorized, 626,018,023 shares issued and
  outstanding)..............................................  $    6,260,180
Paid in Surplus.............................................   6,264,390,819
Accumulated Undistributed Net Investment Income.............       5,369,829
Accumulated Net Realized Loss...............................      (7,592,891)
Net Unrealized Depreciation.................................     (31,460,156)
                                                              --------------
NET ASSETS..................................................  $6,236,967,781
                                                              ==============
NET ASSET VALUE PER COMMON SHARE
  ($6,236,967,781 divided by 626,018,023 shares
  outstanding)..............................................  $         9.96
                                                              ==============

                                               See Notes to Financial Statements

                            STATEMENT OF OPERATIONS

                        For the Year Ended July 31, 1997
--------------------------------------------------------------------------------

INVESTMENT INCOME:
Interest....................................................  $440,296,258
Fees........................................................    29,366,231
Other.......................................................     2,254,872
                                                              ------------
    Total Income............................................   471,917,361
                                                              ------------
EXPENSES:
Investment Advisory Fee.....................................    52,313,966
Administrative Fee..........................................    13,976,102
Shareholder Services........................................     6,310,415
Legal.......................................................     1,645,000
Custody.....................................................     1,389,184
Trustee Fees and Expenses...................................        30,202
Other.......................................................     3,584,745
                                                              ------------
    Total Expenses..........................................    79,249,614
                                                              ------------
NET INVESTMENT INCOME.......................................  $392,667,747
                                                              ============
REALIZED AND UNREALIZED GAIN/LOSS:
Net Realized Gain...........................................  $    442,960
                                                              ------------
Unrealized Appreciation/Depreciation:
  Beginning of the Period...................................    (6,312,913)
  End of the Period.........................................   (31,460,156)
                                                              ------------
Net Unrealized Depreciation During the Period...............   (25,147,243)
                                                              ------------
NET REALIZED AND UNREALIZED LOSS............................  $(24,704,283)
                                                              ------------
NET INCREASE IN NET ASSETS FROM OPERATIONS..................  $367,963,464
                                                              ============

                                               See Notes to Financial Statements

                       STATEMENT OF CHANGES IN NET ASSETS

                   For the Years Ended July 31, 1997 and 1996
--------------------------------------------------------------------------------

                                                                Year Ended       Year Ended
                                                              July 31, 1997    July 31, 1996
---------------------------------------------------------------------------------------------
FROM INVESTMENT ACTIVITIES:
Net Investment Income.......................................  $  392,667,747   $  281,969,603
Net Realized Gain...........................................         442,960          541,536
Net Unrealized Depreciation During the Period...............     (25,147,243)     (14,949,532)
                                                              --------------   --------------
Change in Net Assets from Operations........................     367,963,464      267,561,607
Distributions from Net Investment Income....................    (390,215,999)    (283,580,704)
                                                              --------------   --------------
NET CHANGE IN NET ASSETS FROM INVESTMENT ACTIVITIES.........     (22,252,535)     (16,019,097)
                                                              --------------   --------------
FROM CAPITAL TRANSACTIONS:
Proceeds from Common Shares Sold............................   1,781,772,630    2,551,158,978
Value of Shares Issued Through Dividend Reinvestment........     209,636,808      155,099,566
Cost of Shares Repurchased..................................    (597,973,300)    (354,520,255)
                                                              --------------   --------------
NET CHANGE IN NET ASSETS FROM CAPITAL TRANSACTIONS..........   1,393,436,138    2,351,738,289
                                                              --------------   --------------
TOTAL INCREASE IN NET ASSETS................................   1,371,183,603    2,335,719,192
NET ASSETS:
Beginning of the Period.....................................   4,865,784,178    2,530,064,986
                                                              --------------   --------------
End of the Period (Including accumulated undistributed net
  investment income of $5,369,829 and $2,874,542,
  respectively).............................................  $6,236,967,781   $4,865,784,178
                                                              ==============   ==============

                                               See Notes to Financial Statements

                            STATEMENT OF CASH FLOWS

                        For the Year Ended July 31, 1997
--------------------------------------------------------------------------------

CHANGE IN NET ASSETS FROM OPERATIONS........................  $   367,963,464
                                                              ---------------
Adjustments to Reconcile the Change in Net Assets from
  Operations to Net Cash Used for Operating Activities:
  Increase in Investments at Value..........................   (1,359,017,702)
  Increase in Interest and Fees Receivables.................      (10,866,302)
  Increase in Receivable for Investments Sold...............         (712,087)
  Decrease in Other Assets..................................           15,998
  Decrease in Deferred Facility Fees........................       (2,607,607)
  Increase in Investment Advisory and Administrative Fees
    Payable.................................................        1,395,983
  Increase in Distributor and Affiliates Payable............          588,986
  Increase in Accrued Expenses..............................          308,934
  Increase in Deferred Compensation and Retirement Plans
    Expenses................................................           22,864
                                                              ---------------
    Total Adjustments.......................................   (1,370,870,933)
                                                              ---------------
NET CASH USED FOR OPERATING ACTIVITIES......................   (1,002,907,469)
                                                              ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Shares Sold...................................    1,775,415,681
Payments on Shares Repurchased..............................     (597,598,858)
Increase in Intra-day Credit Line...........................        4,540,411
Cash Dividends Paid.........................................     (179,449,765)
                                                              ---------------
  Net Cash Provided by Financing Activities.................    1,002,907,469
                                                              ---------------
NET INCREASE IN CASH........................................              -0-
Cash at Beginning of the Period.............................              -0-
                                                              ---------------
CASH AT END OF THE PERIOD...................................  $           -0-
                                                              ===============

                                               See Notes to Financial Statements

                              FINANCIAL HIGHLIGHTS

  The following schedule presents financial highlights for one common share of the Trust outstanding throughout the periods indicated.
--------------------------------------------------------------------------------

                                                                                 Year Ended July 31
                                                              --------------------------------------------------------
                                                                1997        1996        1995        1994        1993
----------------------------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of the Period....................  $ 10.002    $ 10.046    $ 10.052    $ 10.004    $  9.998
                                                              --------    --------    --------    --------    --------
  Net Investment Income.....................................      .701        .735        .756        .618        .600
  Net Realized and Unrealized Gain/Loss.....................     (.042)      (.028)      (.004)       .015        .008
                                                              --------    --------    --------    --------    --------
Total from Investment Operations............................      .659        .707        .752        .633        .608
                                                              --------    --------    --------    --------    --------
Less:
  Distributions from Net Investment Income..................      .698        .751        .758        .585        .600
  Distributions in Excess of Net Investment Income..........       -0-         -0-         -0-         -0-        .002
                                                              --------    --------    --------    --------    --------
Total Distributions.........................................      .698        .751        .758        .585        .602
                                                              --------    --------    --------    --------    --------
Net Asset Value, End of the Period..........................  $  9.963    $ 10.002    $ 10.046    $ 10.052    $ 10.004
                                                              ========    ========    ========    ========    ========
Total Return (a)............................................     6.79%       7.22%       7.82%       6.52%       6.17%
Net Assets at End of the Period (In millions)...............  $6,237.0    $4,865.8    $2,530.1    $1,229.0    $  966.7
Ratio of Expenses to Average Net Assets.....................     1.42%       1.46%       1.49%       1.53%       1.53%
Ratio of Net Investment Income to Average Net Assets........     7.02%       7.33%       7.71%       6.16%       5.96%
Portfolio Turnover (b)......................................       83%         66%         71%         74%         67%

(a) Total Return is based upon net asset value which does not include payment of the contingent deferred sales charge.

(b) Calculation includes the proceeds from repayments and sales of variable rate senior loan interests.

                                               See Notes to Financial Statements
                                     A-44

                         NOTES TO FINANCIAL STATEMENTS

                                 July 31, 1997
--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES

Van Kampen American Capital Prime Rate Income Trust (the "Trust") is registered as a non-diversified closed-end management investment company under the Investment Company Act of 1940, as amended. The Trust's investment objective is to provide a high level of current income, consistent with preservation of capital. The Trust seeks to achieve its objective by investing primarily in a portfolio of interests in floating or variable rate senior loans to United States corporations, partnerships and other entities. The Trust commenced investment operations on October 4, 1989.

       The following is a summary of significant accounting policies consistently followed by the Trust in the preparation of its financial statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A. SECURITY VALUATION--The value of the Trust's Variable Rate Senior Loan interests, totaling $5,308,571,057 (85.1% of net assets) is determined in the absence of actual market values by Van Kampen American Capital Investment Advisory Corp. (the "Adviser") following guidelines and procedures established, and periodically reviewed, by the Board of Trustees. The value of a Variable Rate Senior Loan interest in the Trust's portfolio is determined with reference to changes in market interest rates and to the creditworthiness of the underlying obligor. In valuing Variable Rate Senior Loan interests, the Adviser considers market quotations and transactions in instruments that the Adviser believes may be comparable to such Variable Rate Senior Loan interests. In determining the relationship between such instruments and the Variable Rate Senior Loan interests, the Adviser considers such factors as the creditworthiness of the underlying obligor, the current interest rate, the interest rate redetermination period and maturity date. To the extent that reliable market transactions in Variable Rate Senior Loan interests have occurred, the Adviser also considers pricing information derived from such secondary market transactions in valuing Variable Rate Senior Loan interests. Because of uncertainty inherent in the valuation process, the estimated value of a Variable Rate Senior Loan interest may differ significantly from the value that would have been used had there been market activity for that Variable Rate Senior Loan interest. Equity securities are valued on the basis of prices furnished by pricing services or as determined in good faith by the Adviser. Short-term securities with remaining maturities of 60 days or less are valued at amortized cost.

B. SECURITY TRANSACTIONS--Investment transactions are recorded on a trade date basis. Realized gains and losses are determined on an identified cost basis.

C. INVESTMENT INCOME--Interest income is recorded on an accrual basis. Facility fees received are recognized as income ratably over the expected life of the loan. Market premiums and discounts are amortized over the stated life of each applicable security.

D. FEDERAL INCOME TAXES--It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no provision for federal income taxes is required.

     The Trust intends to utilize provisions of the federal income tax laws which allow it to carry a realized capital loss forward for eight years following the year of the loss and offset such losses against any future realized capital gains. At July 31, 1997, the Trust had an accumulated capital loss carryforward for tax purposes of $3,643,444,

                                 July 31, 1997
--------------------------------------------------------------------------------

which will expire on July 31, 2004. Net realized gains or losses may differ for financial and tax reporting purposes primarily as a result of post October 31 losses which are not recognized for tax purposes until the first day of the following fiscal year.

     At July 31, 1997, for federal income tax purposes cost of long- and short-term investments is $6,247,342,588, the aggregate gross unrealized appreciation is $22,381,911 and the aggregate gross unrealized depreciation is $62,368,256 resulting in net unrealized depreciation of $39,986,345.

E. DISTRIBUTION OF INCOME AND GAINS--The Trust declares daily and pays monthly dividends from net investment income. Net realized gains, if any, are distributed annually. Distributions from net realized gains for book purposes may include short-term capital gains, which are included as ordinary income for tax purposes.
     Permanent book and tax basis differences relating to the recognition of certain expenses which are not deductible for tax purposes totaling $43,539 were reclassified from accumulated undistributed net investment income to capital.

2. INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES

Under the terms of the Trust's Investment Advisory Agreement, the Adviser will provide investment advice and facilities to the Trust for an annual fee payable monthly as follows:

                     AVERAGE NET ASSETS                       % PER ANNUM
-------------------------------------------------------------------------
First $4.0 billion..........................................   .950 of 1%
Next $3.5 billion...........................................   .900 of 1%
Next $2.5 billion...........................................   .875 of 1%
Over $10.0 billion..........................................   .850 of 1%

     In addition, the Trust will pay a monthly administrative fee to Van Kampen American Capital Distributors, Inc., the Trust's Administrator, at an annual rate of .25% of the average net assets of the Trust. The administrative services to be provided by the Administrator include monitoring the provisions of the loan agreements and any agreements with respect to participations and assignments, record keeping responsibilities with respect to interests in Variable Rate Senior Loans in the Trust's portfolio and providing certain services to the holders of the Trust's securities.

       For the year ended July 31, 1997, the Trust recognized expenses of approximately $522,600 representing legal services provided by Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel to the Trust, of which a trustee of the Trust is an affiliated person.

       For the year ended July 31, 1997, the Trust recognized expenses of approximately $65,400 representing the Administrator's or its affiliates' (collectively "VKAC") cost of providing legal services to the Trust.

       ACCESS Investor Services, Inc. ("ACCESS"), an affiliate of the Adviser, serves as the shareholder servicing agent of the Trust. For the year ended July 31, 1997, the Trust recognized expenses of approximately $4,402,900, representing ACCESS' cost of providing transfer agency and shareholder services plus a profit.

       Certain officers and trustees of the Trust are also officers and directors of VKAC. The Fund does not compensate its officers or trustees who are officers of VKAC.

       The Trust provides deferred compensation and retirement plans for its trustees who are not officers of VKAC. Under the deferred compensation plan, trustees may elect to defer all or a portion of their compensation to a later date. Benefits under the retirement plan are payable for a ten-year period and are based upon each trustee's years of service to the Trust. The maximum annual benefit per trustee under the plan is equal to the trustee's annual retainer fee, which is currently $2,500.

                                 July 31, 1997
--------------------------------------------------------------------------------

3. CAPITAL TRANSACTIONS

At July 31, 1997 and July 31, 1996, paid in surplus aggregated $6,264,390,819 and $4,872,393,497, respectively.
       Transactions in common shares were as follows:

                                                              YEAR ENDED      YEAR ENDED
                                                             JULY 31, 1997   JULY 31, 1996
------------------------------------------------------------------------------------------
Beginning Shares...........................................   486,490,317     251,848,949
                                                              -----------     -----------
Shares Sold................................................   178,438,954     254,577,948
Shares Issued Through Dividend Reinvestment................    20,996,830      15,483,081
Shares Repurchased.........................................   (59,908,078)    (35,419,661)
                                                              -----------     -----------
Net Increase in Shares Outstanding.........................   139,527,706     234,641,368
                                                              -----------     -----------
Ending Shares..............................................   626,018,023     486,490,317
                                                              ===========     ===========

4. INVESTMENT TRANSACTIONS

During the period, the cost of purchases and proceeds from investments sold and repaid, excluding short-term investments, were $4,994,709,841 and $4,028,396,415, respectively.

5. TENDER OF SHARES

The Board of Trustees currently intends, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its then outstanding common shares at the then net asset value of the common shares. For the year ended July 31, 1997, 59,908,078 shares were tendered and repurchased by the Trust.

6. EARLY WITHDRAWAL CHARGE

An early withdrawal charge to recover offering expenses will be imposed in connection with most common shares held for less than five years which are accepted by the Trust for repurchase pursuant to tender offers. The early withdrawal charge will be payable to VKAC. Any early withdrawal charge which is required to be imposed will be made in accordance with the following schedule.

                     YEAR OF REPURCHASE                       WITHDRAWAL CHARGE
-------------------------------------------------------------------------------
First.......................................................               3.0%
Second......................................................               2.5%
Third.......................................................               2.0%
Fourth......................................................               1.5%
Fifth.......................................................               1.0%
Sixth and following.........................................               0.0%

       For the year ended July 31, 1997, VKAC received early withdrawal charges of approximately $9,075,812 in connection with tendered shares of the Trust.

                                 July 31, 1997
--------------------------------------------------------------------------------

7. COMMITMENTS

Pursuant to the terms of certain of the Variable Rate Senior Loan agreements, the Trust had unfunded loan commitments of approximately $704,948,400 as of July 31, 1997. The Trust generally will maintain with its custodian short-term investments having an aggregate value at least equal to the amount of unfunded loan commitments.

       The Trust has entered into a revolving credit agreement with a syndicate led by Bank of America for an aggregate of $250,000,000. The proceeds of any borrowing by the Trust under the revolving credit agreement may only be used, directly or indirectly, for liquidity purposes in connection with the consummation of a tender offer by the Trust for its shares. Annual commitment fees of .065% are charged on the unused portion of the credit line. Borrowings under this facility will bear interest at either the LIBOR rate or the Federal Funds rate plus .375%. There have been no borrowings under this agreement to date.

8. SENIOR LOAN PARTICIPATION COMMITMENTS

The Trust invests primarily in participations, assignments, or acts as a party to the primary lending syndicate of a Variable Rate Senior Loan interest to United States corporations, partnerships, and other entities. When the Trust purchases a participation of a Senior Loan interest, the Trust typically enters into a contractual agreement with the lender or other third party selling the participation, but not with the borrower directly. As such, the Trust assumes the credit risk of the Borrower, Selling Participant or other persons interpositioned between the Trust and the Borrower.

       At July 31, 1997, the following sets forth the selling participants with respect to interests in Senior Loans purchased by the Trust on a participation basis.

                                                              PRINCIPAL
                                                               AMOUNT     VALUE
                    SELLING PARTICIPANT                         (000)     (000)
---------------------------------------------------------------------------------
Bankers Trust...............................................   $153,247  $153,570
Donaldson Lufkin Jenrette...................................     50,954    51,255
NationsBank.................................................     26,958    26,987
Merrill Lynch Capital Corp..................................     20,000    20,073
Canadian Imperial Bank of Commerce..........................     19,924    20,037
Goldman Sachs...............................................     18,580    18,581
Chase Securities Inc........................................     13,365    13,380
Bank of New York............................................      8,625     8,652
ABN AMRO....................................................      5,000     5,019
                                                               --------  --------
Total.......................................................   $316,653  $317,554
                                                               ========  ========



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